Exhibit 10.5

AGREEMENT DATED MARCH 14, 2019

COMPUTERSHARE TRUST COMPANY, N.A.

TRONOX HOLDINGS PLC

AND

EXXARO RESOURCES LIMITED

AGREEMENT FOR THE PROVISION OF DEPOSITARY SERVICES AND CUSTODY SERVICES IN RESPECT OF TRONOX HOLDINGS PLC DEPOSITARY RECEIPTS

29.	No Waiver	59
30.	Invalidity and Severability	59
31.	Variation	59
32.	Entire Agreement	59
33.	No Third Party Beneficiaries	60
34.	Governing Law; Jurisdiction	60
35.	Counterparts	61

THIS DEPOSIT AGREEMENT IS MADE ON MARCH 14, 2019

BETWEEN

(1)
Computershare Trust Company, N.A., a national association organized under the laws of the United States and whose registered office is at 250 Royall Street, Canton, MA 02021 (Computershare or the Depositary);

(2)	Tronox Holdings plc, a company incorporated in England and Wales and whose registered office is 3rd Floor 25 Bury Street, London, SW1Y 2AL (the Client); and

(3)
Exxaro Resources Limited, a public company with limited liability incorporated in the Republic of South Africa and whose registered office is at Roger Dyason Road, Pretoria West, 0183 South Africa (Exxaro).

WHEREAS

(A)
Computershare, in its capacity as Depositary, has on the request of the Client, determined to constitute and issue from time to time, the Depositary Receipts pursuant to the terms of this Deposit Agreement;

(B)	Computershare or an affiliate thereof is acting as transfer agent and exchange agent and in connection with the issuance and listing of the Client’s ordinary shares;

(C)	The Parties have agreed that Computershare shall, on the request of the Client, provide the Client with services as Depositary on the terms set out in this Deposit Agreement; and

(D)	Computershare has entered into a Custody Agreement pursuant to which it has appointed the Custodian to act as custodian for Deposited Property on the terms set out in this Deposit Agreement.

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Deposit Agreement, the following words and phrases shall bear the following meanings unless the context indicates otherwise:

Affiliate: has the meaning set out in Rule 405 under the Securities Act;

Agent: means any agent appointed by the Depositary in accordance with this Deposit Agreement;

Applicable Legislation: means any applicable statute, law, rule or regulation of any applicable jurisdiction and/or governmental authority;

Articles of Association: means the articles of association of the Client;

Australian Reliance Letter: has the meaning set out in Section 4.9(a) of this Deposit Agreement;

Business Day: means a day (other than a Saturday, Sunday or public holiday) on which Computershare is open for general non-automated business;

Certificate: means each certificate issued in accordance herewith and substantially in the form set forth in Schedule 4 hereto. Certificates may be endorsed with or have incorporated in the text thereof such other legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary in respect of its obligations hereunder, or as may be required by the Depositary or the Client to comply with any Applicable Legislation or to indicate any special limitations or restrictions to which any particular Certificates are subject by reason of the date or manner of issuance of the underlying Deposited Securities or otherwise;

Closing Date: has the meaning set out in Section 4.9(a) of this Deposit Agreement;

Company Securities: means the Ordinary Shares issued by the Client in accordance with its Articles of Association and recorded on the Share Register;

Commencement Date: means the date of this Deposit Agreement;

Custodian: means GTU Ops Inc., a corporation incorporated under the laws of the State of Delaware with an address at 250 Royall Street, Canton, Massachusetts, acting in its capacity as custodian and nominee in relation to the Deposited Securities, and/or such other party or parties that may be appointed as Custodian in accordance with this Deposit Agreement;

Custody Services: means the safe custody services provided by the Custodian as set out in Schedule 2;

Deposit Agreement: means this Deposit Agreement, including all Exhibits and Schedules hereto;

Depositary: means Computershare, acting in its capacity as depositary in relation to the Depositary Services;

Depositary Receipts: means the depositary receipts issued by the Depositary in respect of the Company Securities deposited with the Custodian;

Depositary Receipt Register: means the register of Depositary Receipts maintained by the Depositary constituting the record of holders from time to time of the Depositary Receipts;

Depositary Services: means the services to be rendered by the Depositary as more fully described in Schedule 1;

Deposited Property: means the Deposited Securities and all and any rights and other securities, property and cash from time to time held by or for the Custodian or the Depositary and attributable to the Deposited Securities;

Deposited Securities: means Company Securities deposited with the Depositary from time to time for the account or benefit of Exxaro and registered in the name of the Custodian on behalf of the Depositary in the Share Register which are to be held under the terms of this Deposit Agreement and in respect of which Depositary Receipts representing the Company Securities shall be issued pursuant to the terms of this Deposit Agreement;

DTC: means The Depository Trust Company;

Effective Date: has the meaning set out in Section 2.3 of this Deposit Agreement;

Excluded Taxes: means (a) Taxes based on any Indemnified Party’s net income or gross revenues and (b) payroll taxes and/or payroll-related taxes in respect of any Indemnified
Party or the personnel of any Indemnified Party;
Fees: means the fees from time to time payable by the Client to Computershare under this Deposit Agreement (including reasonable disbursements and out of pocket expenses) as set out in Schedule 3 to this Deposit Agreement;

Finance Act: means the UK Finance Act 1986 (as amended);

Flip-in Shares: has the meaning set out in Section 4.9(c) of this Deposit Agreement;

Flip-in Transaction: has the meaning set out in Section 4.9(c) of this Deposit Agreement;

HMRC: means HM Revenue and Customs;

Holder: means Exxaro in its capacity as the entity recorded in the Depositary Receipt Register as the registered holder of a Depositary Receipt and, where the context admits, shall include Exxaro in its capacity as a former Holder, and the personal representatives or successors in title of Exxaro;

Legal Opinions: means, collectively, the US Legal Opinion, the UK Legal Opinion and the Tax Opinion;

Loss and Losses: means any liability, damages, loss, costs, reasonable fees and expenses of counsel, claims, charges, payments, expenses, costs, claims, penalties, fines or expenses of any kind; and any fees, taxes (including Transaction Taxes), duties or charges, including any interest and/or penalties on any of the foregoing;

Parties: means collectively the Client, Exxaro and Computershare;

Proceedings: means any proceeding, suit or action of any kind and in any jurisdiction arising out of or in connection with this Deposit Agreement or its subject matter;

Recipient: has the meaning set out in Section 7.5(a) of this Deposit Agreement;

Securities Act: means the U.S. Securities Act of 1933, as amended;

Services: means collectively the Depositary Services, the Custody Services and any other services to be provided by or on behalf of Computershare under the terms of this Deposit Agreement;

Share Register: means the register of holders of the Company Securities to be maintained by Computershare, in its capacity as the Client’s transfer agent under a separate agreement between Computershare and the Client;

Share Registrar: means the person (if any) who is appointed to maintain the Share Register and notified to the Depositary by the Client;

Scheme of Arrangement: has the meaning set out in Section 4.2 of this Deposit Agreement;

Scheme of Arrangement Shares: has the meaning set out in Section 4.2 of this Deposit Agreement;

Security Transfer Form: means a stock transfer form in the form attached as Schedule 5 to this Deposit Agreement;

Successor Depositary: has the meaning set out in Section 17.3 of this Deposit Agreement;

Taxes or Tax: means all taxes and other governmental charges, including without limitation stamp duty, stamp duty reserve tax, Transaction Taxes, and withholding, value-added, sales, business or other similar taxes and charges, and interest and penalties thereon, but not including any liability for Excluded Taxes;

Tax Opinion: has the meaning set out in Section 5.2(b) of this Deposit Agreement.

Transfer Restrictions: means any transfer restriction pertaining to the Company Securities or related Depositary Receipts created by the U.S. securities laws, or imposed by the Client, the Articles of Association and/or any third party on a Holder restricting sales and other dispositions of such Company Securities or related Depositary Receipts by that Holder;

Transaction Taxes: has the meaning set out in Section 5.7 of this Deposit Agreement;

Term: means the period of time during which this Deposit Agreement is in effect as the same is more particularly described in Section 2.3 of this Deposit Agreement;

U.K.: means the United Kingdom of Great Britain and Northern Ireland;

UK Legal Opinion: has the meaning set out in Section 4.9(a) of this Deposit Agreement;

U.S.: means the United States of America; and

US Legal Opinion: has the meaning set out in Section 4.9(a) of this Deposit Agreement.

1.2
Unless the context otherwise requires, all references to any Applicable Legislation, statute, statutory provision, rule, regulation or any requirement shall be construed as including references to any modification, consolidation or re-enactment of the provision in question for the time being in force.

1.3
Unless otherwise stated, a reference to a Section, sub-section, Exhibit or Schedule (including part of a Schedule) is a reference to a section, sub-section, or schedule (or any part) to this Deposit Agreement.  The Schedules form part of this Deposit Agreement and shall have the same force and effect as if expressly set out in the body of this Deposit Agreement.

1.4	Section headings are for ease of reference only and do not affect the construction of this Deposit Agreement.

1.5	Except where the context otherwise requires, words denoting the singular include the plural and vice versa and words importing a gender shall include any gender.

1.6
References to a “person” shall be construed so as to include any individual, firm, company, corporation, business trust, estate, trust, partnership, limited liability company, association or joint venture, government, governmental subdivision, agency or instrumentality, public corporation or any other legal or commercial entity (whether or not any of the foregoing has a separate legal personality).

1.7
In construing this Deposit Agreement, general words shall not be given a restrictive meaning by reason of the fact that they are preceded or followed by words indicating a particular class of acts, matters or things or by particular examples intended to be embraced by the general words.

1.8
Any provision to the effect that the Depositary shall not be liable in respect of a particular matter shall be construed to mean that the Depositary shall not have any liability which the Depositary might, in the absence of such a provision, incur, whether the Depositary could incur such a liability: (A) under the terms of this Deposit Agreement (where such terms are express or implied by statue, law or otherwise; (B) in tort; or (C) in any other way, but subject in each case to any limitations set forth in such provision.

1.9
Where the Custodian holds or will hold Company Securities on behalf of the Depositary for the account of the Holder, references to Company Securities being held by, transferred to or transferred by the Depositary include a reference to Company Securities being held by, transferred to or transferred by the Custodian.

2.	APPOINTMENT AND TERM

2.1
The Client appoints Computershare to act on its behalf as Depositary and Computershare shall appoint the Custodian to act as custodian, in each case, with respect to Deposited Securities and other Deposited Property and with effect from the Effective Date.

2.2	The Client appoints Computershare to act on its behalf as registrar in respect of the Depositary Receipts with effect from the Effective Date.

2.3
The appointment of Computershare under Sections 2.1 and 2.2 shall not be effective until such date (the “Effective Date”) on which Computershare shall have received an executed copy of each Legal Opinion and the Australian Reliance Letter, each of which shall conform to the requirements set out in this Deposit Agreement.  Prior to the Effective Date, Computershare shall have no obligation whatsoever to accept any deposits of Company Securities or to issue any Depositary Receipts, and shall not otherwise have any obligations or duties hereunder. The appointment of Computershare shall continue from the Effective Date until the termination of this Deposit Agreement under Section 18 hereof or Computershare’s resignation pursuant to Section 17 hereof.

3.	THE SERVICES

3.1
Computershare shall have no liabilities, duties or obligations to the Client or the Holder except to provide the Services (other than the Custody Services, which shall be provided by the Custodian) to the extent they are specifically set forth herein and in accordance with the requirements from time to time under Applicable Legislation. Without limiting the generality of the foregoing, Computershare shall have no liabilities, duties or obligations, including without limitation fiduciary duties, solely by virtue of, or in a material respect due to, holding the Deposited Securities (or the Deposited Securities being held on its behalf) or the transfer of the Deposited Securities pursuant to the Holder’s or the Client’s instructions, except for the liabilities, duties and obligations expressly owed to the Holder pursuant to the provisions hereof or under Applicable Legislation.

3.2
Computershare shall not be required to carry out any act under this Deposit Agreement, including without limitation the acceptance of Company Securities for Deposit hereunder, which Computershare considers falls into one or more of the following:

(a)
in the judgment of its legal counsel (whether internal or external), will, or would reasonably be expected to, be contrary to or breach (i) any Applicable Legislation or (ii) any requirement of any government or governmental authority, body or agency or any regulatory authority, or (iii) any provision of this Deposit Agreement; or

(b)
would reasonably be expected to cause it to suffer or incur any financial liability or any financial obligation of any kind or cause it to be liable to any person (including any liability for Taxes), except for (i) any financial liability or financial obligation (other than a liability or obligation relating to UK stamp duty or UK stamp duty reserve tax) in respect of which the Client provides written confirmation that Computershare is fully indemnified under this Deposit Agreement, and for which the Client provides a bond or advances the requisite amounts should Computershare so request, (ii) expenses for which Computershare is entitled to reimbursement from the Client or the Holder under this Deposit Agreement and for which Computershare is reasonably comfortable that such reimbursement will be timely made to it, (iii) general overhead expenses including salaries, and (iv) any liability for UK stamp duty or UK stamp duty reserve tax arising in connection with a deposit of Company Securities with the Depositary occurring subsequent to the date hereof, in respect of which (a) Computershare has received evidence reasonably satisfactory to Computershare of payment of such stamp duty and/or stamp duty reserve tax in full by the Client or (b) the Client has provided cleared funds to Computershare in the full amount of such stamp duty and/or stamp duty reserve tax, and Computershare has paid the applicable tax to HMRC without unreasonable delay and has received confirmation that such payment has been received, provided that in either such case under this clause (iv) Computershare shall have the right, prior to carrying out the relevant act under this Deposit Agreement, to receive a written opinion from the Client’s UK tax advisers  confirming the calculation of the amount of UK stamp duty and/or UK stamp duty reserve tax payable in connection with such act; or

(c)
in the reasonable judgment of its legal counsel (whether internal or external), will or will likely require it to have or obtain a legal status, or to obtain any license, permit, authorization, consent, approval or other permission, in any case other than any legal status or licenses, permits, authorizations, consents, approvals or other permissions that Computershare was legally required to have under Applicable Legislation as of the date of this Deposit Agreement; or

(d)
in the reasonable judgement of its legal counsel (whether internal or external), will or will likely require it to comply with any other Applicable Legislation, compliance with which Computershare considers, acting reasonably, is unduly onerous for it; or

(e)	which would have a material adverse impact on Computershare including a material adverse impact on its business.

In any such case Computershare may take such actions, or refrain from taking such actions, as it reasonably believes may be necessary to avoid any of the consequences under clauses (a) through (e) above, as applicable.

4.	DUTIES OF THE CLIENT AND THE DEPOSITARY; REPRESENTATIONS AND WARRANTIES

4.1	The Client shall:

(a)
provide all information, data and documentation reasonably required by Computershare or its agents to properly carry out the Services, including (to the extent available to the Client) information which concerns or relates to Computershare’s obligations under this Deposit Agreement;

(b)	ensure that all information, data and documentation provided by it to Computershare or its agents is accurate and complete in all material respects and not misleading;

(c)	promptly provide any other information and assistance reasonably requested by Computershare in connection with this Deposit Agreement; and

(d)
to the extent that (i) the Client has been advised by qualified UK legal counsel, or has reason to believe, that a clearance application to HMRC would be beneficial in respect of any transaction(s) to be entered pursuant to this Deposit Agreement involving Company Securities or Depositary Receipts or (ii) Computershare reasonably believes that a clearance application to HMRC would be beneficial in respect of any such transaction(s), other than those transactions in respect of which clearance was sought in the Clearance Applications (as defined in Section 5.2(a)(i) below), then in any such case the Client shall promptly file appropriate clearance notifications and/or applications with HMRC in connection with the transactions contemplated by this Deposit Agreement, and (except in the case of the Clearance Applications) provide drafts thereof to the Depositary and the Custodian with sufficient time for them to review such notifications and/or applications prior to any filings being made.

4.2
If the Client issues additional Company Securities, rights to subscribe for Company Securities, securities convertible into or exchangeable for Company Securities or rights to subscribe for any such securities, the Client shall, if reasonably requested by Computershare, provide to Computershare, in a reasonable time and at the Client’s own cost, a legal opinion or legal opinions provided by legal advisers reasonably acceptable to Computershare and addressed to Computershare or in respect of which Computershare may rely in relation to securities laws, tax laws and/or other Applicable Legislation, and dealing with such other reasonable issues as may be reasonably requested by Computershare, in form and substance reasonably satisfactory to Computershare in relation to the provision of the Services, or shall reimburse Computershare’s properly incurred attorneys’ fees and costs in respect of obtaining such legal opinions. The scope of such requested legal opinions shall be communicated to the Client in writing by Computershare.  For the avoidance of doubt, the foregoing shall not apply to the issue of Company Securities by the Client upon the occurrence of the exchanging by way of an Australian court approved scheme of Tronox Limited shares of the Holder for new Company Securities (such transaction being the “Scheme of Arrangement” and the Company Securities to be issued in such transaction being the “Scheme of Arrangement Shares”), as such Scheme of Arrangement Shares are to be covered in the US Legal Opinion and the UK Legal Opinion.

4.3
Computershare shall not be required to transfer Deposited Securities except to (i) any replacement depositary appointed by the Client, (ii) any Holder surrendering Depositary Receipts for cancellation or (iii) Cede & Co. (for deposits into DTC),  in each case subject to compliance with the terms of this Deposit Agreement, and provided that no such transfer shall be made unless and until any Transfer Restrictions  shall have lapsed or otherwise will not be breached, and until all transfer requirements of Computershare have been satisfied and all required documentation has been furnished, provided that in the case of clauses (i) and (ii) the Deposited Securities may remain subject to restrictions under U.S. securities laws following the transfer thereof.

4.4
The Client warrants to Computershare that a Security Transfer Form transferring Deposited Securities to the Custodian when duly executed, meeting Computershare’s standard requirements, and delivered to the Custodian or lodged with the Client’s transfer agent for registration will constitute legal, valid and binding and enforceable dispositions and obligations of each respective transferor in accordance with its terms and where relevant the Articles of Association.

4.5	With the exception of those transactions involving the Depositary described in this Deposit Agreement:

(a)
the Client shall give Computershare as much advance notice as reasonably practicable of any corporate action or changes to its business or capital structure during the term of this Deposit Agreement which relates to or could have a material effect on the Deposited Securities or the provision of the Services, including but not limited to the declaration or payment of dividends, any merger, reorganisation, rights issue, takeover, creation of different or additional share classes or share exchange; and

(b)
Computershare’s obligations to process any corporate action shall be subject to a separate agreement upon terms and conditions mutually agreeable to the parties and may require the delivery of certain legal opinions addressed to Computershare, or in respect of which Computershare may rely, in forms reasonably satisfactory to Computershare and, with respect to services to be provided by Computershare that are not specifically covered in this Deposit Agreement, the agreement by the Client and Computershare as to the services to be provided by Computershare in respect of the corporate action, the terms of the provision of such services and the relevant fees, and dealing with such other reasonable issues as may be requested by Computershare; and

(c)
Computershare shall not be required to convert cash dividends paid on Deposited Securities into a currency other than the currency in which such dividends are paid, unless otherwise mutually agreed by Computershare and the Client.

4.6	The Client represents and warrants to Computershare that at such times as provided below:

(a)	each Deposited Security is:

(i)
at the date of issue and/or delivery to the Custodian, and at any such time prior to the cancellation of the Depositary Receipts as the Client may instruct Computershare to transfer the Deposited Security to any replacement depositary, under its terms and conditions,  freely transferable, other than in respect of transfer restrictions imposed by the U.S. securities laws and any transfer restrictions created by the Holder without participation of the Client, and, in particular (but without limitation) is transferable to any such entity without restriction between the Client and the Holder, free from any equity, set-off or counter-claim between the Client and the Holder;

(ii)
at the date of deposit by the Client with the Custodian, duly authorized, validly issued and outstanding, fully paid and non-assessable, free of any pre-emptive or similar rights, free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, identical in all respects to each other Deposited Security of the same class;

(iii)
at the date of deposit, either (x) duly registered under each of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) pursuant to effective registration statements filed under each such Act, or (y) exempt from the registration requirements of the Securities Act and the Exchange Act; and

(iv)
at the date of deposit, in compliance with all applicable state securities laws, and all appropriate state securities law filings with respect to such Deposited Security have been made or a valid exemption from such filing requirements is applicable.

(b)
each Depositary Receipt is at any such time as the Client may instruct Computershare to transfer the Deposited Property underlying the Depositary Receipts to a replacement depositary nominated by the Client, under its terms and conditions, freely transferable, other than in respect of any restrictions on account of Exxaro’s status as an ”affiliate” of the Client for purposes of Rule 144(c), (e), (f) and (h) under the Securities Act and transfer restrictions created by the Holder without participation of the Client and, in particular (but without limitation) is transferable to any such entity without restriction between the Client and the Holder, free from any equity, set-off or counter-claim between the Client and the Holder;

(c)	The Client will promptly notify Computershare in the event any of the representations or warranties in this Section 4.6 should become incorrect.

4.7	The Holder represents and warrants to Computershare at such times as provided below:

(a)  at the date of issue and/or delivery of any Deposited Security to the Custodian, such Deposited Security is, under its terms and conditions and any contractual or other provisions to which it is subject, freely transferable, other than in respect of transfer restrictions imposed by the U.S. securities laws and, in particular (but without limitation) is free from any equity, set-off or counter-claim between the Client and the Holder;

(b)  at any such time as the Holder may instruct Computershare to transfer any Deposited Security to DTC’s nominee (Cede & Co.) on cancellation of the Depositary Receipts, such Deposited Securities are, under their terms and conditions, and any contractual or other provisions to which it is subject, freely transferable, other than in respect of any restrictions on account of Exxaro’s status as an ”affiliate” of the Client for purposes of Rule 144(c), (e), (f) and (h) under the Securities Act, which restrictions will be fully complied with by the Holder, and, in particular (but without limitation) is transferable to DTC’s nominee without restriction, free from any equity, set-off or counter-claim between the Client and  the Holder;

(c)  The Holder will promptly notify Computershare in the event any of the representations or warranties in this Section 4.7 should become inaccurate.

4.8
The Client undertakes to the Depositary for the duration of this Deposit Agreement that the Depositary Receipts shall not, in consequence of the Client issuing Deposited Securities or Computershare holding the Deposited Property or issuing the Depositary Receipts, or for any other reason, be subject to any registration requirements under U.S. (Federal or State) securities laws;

4.9
(a)  On or prior to the closing date of the Scheme of Arrangement (the “Closing Date”), United States legal counsel to the Client shall deliver a legal opinion to the Depositary in form and substance satisfactory to the Depositary, dealing with such issues as may be requested by the Depositary (the “US Legal Opinion”), and English legal counsel to the Client reasonably acceptable to the Depositary shall deliver a legal opinion to the Depositary substantially in the form attached hereto as Exhibit A (the “UK Legal Opinion”). In addition, on or prior to the Closing Date the Depositary shall have received a letter from Australian counsel to the Client, in form and substance satisfactory to the Depositary (the “Australian Reliance Letter”), confirming that the Depositary and the Custodian are entitled to rely upon the legal opinion or opinions issued by such Australian counsel relating to the Scheme of Arrangement and Section 3(a)(10) of the Securities Act (which  opinion of Australian counsel will be referenced in the US Legal Opinion).

(b)  Without limitation to the generality of Section 4.2,  from time to time after the Effective Date, in the event the Client or any “affiliate” of the Client as defined in Rule 144 under the Securities Act proposes to deposit any Company Securities under this Deposit Agreement, the Client shall, at the Client’s own cost, provide a legal opinion or legal opinions from legal advisers reasonably acceptable to Computershare, in form and substance reasonably satisfactory to Computershare and addressed to Computershare or in respect of which Computershare may rely, stating that that the issuance of Company Securities to be deposited hereunder, the deposit of such Company Securities with the Depositary and the issuance of the Depositary Receipts representing such Company Securities do not require registration under the Securities Act or are exempt from registration under the provisions of the Securities Act, and dealing with such other reasonable issues as may be requested by Computershare.

(c)  In furtherance of Section 4.9(b), on or prior to the closing date for the exercise of certain flip-in rights agreed between the Client, certain affiliates of the Client and Exxaro in an agreement dated November 26, 2018 (such transaction being the “Flip-in Transaction” and the Company Securities to be issued in such transaction being the “Flip-in Shares”), United States legal counsel to the Client shall deliver a legal opinion reasonably acceptable to the Depositary relating to the Flip-in Shares, which opinion shall be substantially identical to those portions of the US Legal Opinion which pertain to the Scheme of Arrangement Shares, and English legal counsel to the Client shall deliver a legal opinion reasonably acceptable to the Depositary relating to the Flip-in Shares, which opinion shall be substantially identical to those portions of the UK Legal Opinion which pertain to the Scheme of Arrangement Shares. Prior to its receipt of such opinions, the Depositary shall have no obligation whatsoever to accept any deposits of Flip-in Shares or to issue any Depositary Receipts representing the Flip-in Shares.

4.10	Computershare represents and warrants to the Client and the Holder that:

(a)          as of the date hereof, Computershare is not a company incorporated under the law of an EU member state and is a person resident only in the United States whose business is or includes issuing “depositary receipts” for “relevant securities” (within the meaning of section 69 of the Finance Act) and “depositary receipts” for “chargeable securities” (within the meaning of sections 94 and 99 of the Finance Act) for the purposes of sections 67(6), 93(2) and 97B of the Finance Act, and Computershare undertakes to the Client that it shall so remain for the duration of the Deposit Agreement, other than as a result of changes in Applicable Law; and

(b)           as of the date hereof the Custodian is not a company incorporated under the law of an EU member state and the Custodian’s business is exclusively that of holding “relevant securities” (as defined in section 69(3) of the Finance Act) and “chargeable securities” (as defined in section 99 of the Finance Act) (i) as nominee or agent for a person whose business is or includes issuing depositary receipts for the purposes of sections 67(6), 72A(2)(a), 93(3) and 97B(2)(a) of the Finance Act, and (ii) for the purposes of such part of the business of the person referred to in (i) as consists of issuing “depositary receipts” for “relevant securities” and for “chargeable securities” for the purposes of sections 67(6), 72A(2)(a), 93(2) and 97B(2)(a) of the Finance Act, and Computershare undertakes to the Client that it will procure that the Custodian shall so remain for the duration of this Deposit Agreement, other than as a result of changes in Applicable Law.

4.11
Prior to the Effective Date, Computershare shall deliver to the Client and Exxaro a writing signed by Computershare and the Custodian, pursuant to which: (A) the Custodian acknowledges that (i) the Deposited Securities are not intended to, and shall not as a result of the transactions contemplated by this Deposit Agreement, constitute assets of the Custodian, (ii) the Custodian has no beneficial ownership interest in the Deposited Securities, and (iii) the Custodian is not permitted to take any action with respect to the Deposited Securities except pursuant to the terms of the custody agreement between the Custodian and the Depositary (the “Custody Agreement”), and/or pursuant to instructions issued to the Custodian by the Depositary in accordance with such Custody Agreement; and (B) Computershare will procure that the Custodian shall (i) not grant any encumbrance, charge or similar rights in the Deposited Property in favor of any of its shareholders or creditors, except to such extent required by law, (ii) not take or permit any action that may result in the transfer of the Deposited Property in any manner, directly or indirectly, except as instructed by Computershare, (iii) hold the Deposited Securities as nominee for Computershare in an account which will consist solely of Company Securities represented by depositary receipts, and identify in its books that the Deposited Property is held for the account and to the order of Computershare; and (iv) comply in all material respects with all laws, rules and regulations applicable to its exercise of any of its rights and obligations under the Custody Agreement.

5.	TAXES

5.1
The Parties consider that neither UK stamp duty reserve tax nor UK stamp duty should apply under the Finance Act to (A) the issue of Depositary Receipts in relation to the issuance Scheme of Arrangement Shares to the Custodian as nominee for the Depositary, insofar as such issuances form part of an arrangement to issue chargeable securities to a depositary receipt system or (B) a cancellation of such Depositary Receipts and the transfer of the Scheme of Arrangement Shares or the Flip-in Shares by the Custodian to the nominee for DTC, insofar as this constitutes a transfer of chargeable securities from a depositary receipt system to a clearance service in accordance with the requirements of section 97B (and not within section 97C) of the Finance Act.

5.2	The Client represents and warrants to Computershare that, as of the Commencement Date:

(a)	prior to the date of this Deposit Agreement

(i)
CMS Cameron McKenna Nabarro Olswang LLP (the “Legal Adviser”) has submitted clearance applications to HMRC dated 25 January, 14 February and 1 March 2019 (together, the “Clearance Applications”) (complete copies of which Clearance Applications have been provided to Computershare),

(ii)
The Legal Adviser on behalf of the Client has received responses from HMRC to the Clearance Application dated 25 January 2019 in a form consistent with the terms of that Clearance Application which confirms that none of the transactions involving Computershare or the Custodian in respect of which clearance was sought in that Clearance Application, if implemented as described in that Clearance Application, give rise to UK stamp duty and/or UK stamp duty reserve tax, and that such responses have not been amended or revoked;

(b)
on or prior to the Closing Date, the Legal Adviser, on behalf of the Client shall deliver a legal opinion to the Client, which shall be co-addressed to the Depositary or on which the Depositary can rely, and which shall be substantially in the form attached hereto as Exhibit B (the “Tax Opinion”); in the event that any material changes are made to the Tax Opinion as a result of the Scheme of Arrangement occurring after the effective date of Brexit, or for any other reason, such changes must be acceptable to the Depositary in its sole discretion, and if the Depositary deems such revised opinion not to be acceptable, this Deposit Agreement shall not become effective and the Depositary shall have no obligation whatsoever to accept any deposits of Company Securities or to issue any Depositary Receipts, and shall not otherwise have any obligations or duties hereunder.

(c)
on or prior to the closing date for the Flip-in Transaction, the Legal Adviser shall deliver a legal opinion reasonably acceptable to the Depositary, which opinion (the “Subsequent Tax Opinion”) shall be substantially identical to the Tax Opinion attached hereto as Exhibit B, except that the Subsequent Tax Opinion shall pertain to the Flip-in Shares instead of the Scheme of Arrangement Shares; prior to its receipt of the Subsequent Tax Opinion, the Depositary shall have no obligation whatsoever to accept any deposits of Flip-in Shares or to issue any Depositary Receipts representing the Flip-in Shares; and

(d)
that in connection with any additional deposits of Company Securities made by the Client or the Holder after the Effective Date or in connection with any other transactions involving Company Securities or Depositary Receipts contemplated by this Deposit Agreement, except for those transactions in respect of which clearance was obtained in the Clearance Application, prior to the effective date of such deposit, the Legal Advisers or other qualified UK legal counsel will confirm to the Client whether (to the extent that a clearance application to HMRC has not already been made) any clearance application to HMRC would be beneficial in respect thereof and, if reasonably requested by Computershare, provide a legal opinion as to whether such deposit or other transaction would give rise to UK stamp duty and/or UK stamp duty reserve tax payable by either the Depositary or the Custodian. For the avoidance of doubt, the foregoing shall not apply to matters covered by the Tax Opinion or the Subsequent Tax Opinion.

5.3
The Client undertakes to Computershare to notify Computershare promptly in writing if at any time any of the representations or warranties set out in Section 5.2 become incorrect.  In the event that Section 5.2 becomes incorrect, Computershare reserves the right to immediately terminate this Deposit Agreement.

5.4
In the event that any charge to UK stamp duty or UK stamp duty reserve tax is payable by Computershare in connection with the deposit of any Company Securities, the issuance of Depositary Receipts or any other transactions contemplated by this Deposit Agreement or pursuant to any instruction given to Computershare, Computershare shall not be required to accept such deposit of Company Securities, to issue Depositary Receipts, enter into such transaction or execute such instruction, in each case unless and until the Client shall have first either furnished evidence of payment of any and all UK stamp duty reserve tax and/or UK stamp duty owing in connection therewith (in a form acceptable to Computershare) or Computershare has been funded in full by the Client with cleared funds in the amount of such UK stamp duty reserve tax or UK stamp duty.  Section 5.6 and Sections 6.2 to 6.4 (with the exception of the last sentence of Section 6.3) apply to this Section 5.4 and ‘Fees’ should be read to include the payment of stamp duty reserve tax or stamp duty as described herein. In the absence of (i) evidence satisfactory to Computershare of payment of such UK stamp duty and/or UK stamp duty reserve tax in full by the Client or (ii) receipt of cleared funds from or on behalf of the Client as provided above, Computershare reserves the right to take any reasonable action, or reasonably omit to take any action, in each case, where such action or omission would result in Computershare avoiding any liability for UK stamp duty reserve tax or UK stamp duty. If Computershare is refunded or otherwise receives back any UK stamp duty or UK stamp duty reserve tax which was previously paid or funded on its behalf by the Client, Computershare may use such amount to discharge any outstanding Liability and shall refund the balance to the Client.

5.5
In addition to any rights and remedies to which Computershare is entitled under Section 5.4, to the extent that Computershare (or its nominee) is accountable for and/or primarily liable and is required to pay for UK stamp duty reserve tax (or UK stamp duty) pursuant to the Finance Act (or otherwise under other UK enactments or regulations), in respect of any chargeable securities transferred or issued to Computershare by or on behalf of the Holder, the Holder agrees  to pay, before such transfer or issuance, to Computershare in cleared funds, or to HMRC on behalf of Computershare, an amount equal to the stamp duty reserve tax (or stamp duty) for which Computershare is liable in respect of such transfer or issuance.

5.6
In addition to the foregoing, all fees and other sums payable by the Client under this Deposit Agreement are exclusive of all Taxes, and the Client shall, in addition to any Fees, pay any Taxes due thereon (taking into account any credit, relief or exemption actually received by Computershare) so that the net amount received by Computershare is not less than the amount which Computershare would have received had no such Taxes been due, and shall promptly deliver to Computershare all official receipts evidencing payment of such Taxes.

5.7
Notwithstanding anything to the contrary contained herein, the Client is responsible for all taxes, levies, duties, and assessments levied on the services provided under this Deposit Agreement (other than Excluded Taxes) (collectively, “Transaction Taxes”). Computershare shall be responsible for collecting and remitting Transaction Taxes in all jurisdictions in which Computershare is registered to collect such Transaction Taxes.  Computershare shall invoice Client for such Transaction Taxes that it is obligated to collect upon the furnishing of services hereunder.  Computershare shall timely remit to the appropriate governmental authorities all such Transaction Taxes that Computershare collects from Client.  To the extent that Client provides Computershare with valid exemption certificates, direct pay permits, or other documentation that exempts Computershare from collecting Transaction Taxes from Client, invoices issued for services provided after Computershare’s receipt of such certificates, permits, or other documentation will not reflect exempted Transaction Taxes.  Computershare shall be solely responsible for the payment of all personal property taxes, franchise taxes, corporate excise or privilege taxes, property or license taxes and Excluded Taxes in each case arising from or in connection with the services provided herein.

6.	FEES AND EXPENSES PAYABLE BY THE CLIENT

6.1	The Client shall pay Computershare the Fees in respect of the Services provided by Computershare in accordance with this Section 6 and Schedule 3.

6.2
Interest is payable on the balance of any overdue invoice, not otherwise disputed in good faith, at an annual rate equal to 6%.  Interest shall be calculated daily, on the outstanding balance, until receipt by Computershare of the Client’s payment in cleared funds.

6.3
Notwithstanding the right to charge interest under Section 6.2, if the Client fails to (i) pay the Fees not otherwise disputed in good faith within 90 days of the date of Computershare’s invoice or (ii) timely pay the undisputed portions of two consecutive invoices, such failure shall constitute a material breach of this Deposit Agreement by Client. Notwithstanding any terms to the contrary elsewhere in this Deposit Agreement, Computershare may immediately terminate this Deposit Agreement for such material breach by providing written notice of such termination to the Client, and Computershare shall not be obligated to provide Client with 30 days to cure such breach. Computershare shall notify Exxaro within a reasonable period of the Client’s failure to pay any Fees hereunder. Computershare acknowledges and agrees that any failure by the Client to make a payment of Fees may be cured by payment by the Holder on behalf of the Client and, if payment in full is received on or prior to such 90th day and is expressly identified by the Holder as a payment made on behalf of the Client, the Client’s failure to have timely paid such Fees shall not give rise to a material breach hereunder.

6.4
Failure to make payment in accordance with Section 6.1 constitutes a breach of contract and notwithstanding any rights which Computershare may have under Sections 6.2 and 6.3, all other rights or remedies (either contractual or otherwise as may arise by common law or statute) of Computershare are reserved.

7.	FORM, ISSUE AND TRANSFER OF DEPOSITARY RECEIPTS

7.1
The Depositary shall only issue and transfer Depositary Receipts as contemplated by this Deposit Agreement.  The Client and each Holder hereby agrees that it shall provide to the Depositary within a reasonable period prior to requesting the Depositary to issue or transfer Depositary Receipts with the information that the Depositary reasonably requires to allow the Depositary to comply with Applicable Legislation.

7.2
Company Securities shall be deposited hereunder by the issuance or transfer of such Company Securities to the Custodian on behalf of the Depositary.  Upon such deposit, subject to the provisions of this Deposit Agreement, the Depositary shall issue to the Holder such number of Depositary Receipts that represent the number of Company Securities so deposited. Depositary Receipts shall be issued in certificated form. The Depositary confirms that the Deposited Securities are not intended to, and shall not, constitute assets of the Depositary, the Custodian or their nominees. Beneficial ownership in the Deposited Securities is intended to be, and shall at all times during the term of this Deposit Agreement continue to be, vested solely in the Holder of the Depositary Receipts representing such Deposited Securities.

7.3
The Depositary shall maintain, at an office which may, but need not be, the Depositary’s registered office, a separate register in respect of the Depositary Receipts for the registration, registration of transfer, combination and split-up of Depositary Receipts, and facilities for the delivery and receipt of Depositary Receipts. Each such register shall at reasonable times be open for inspection by the Holder for a purpose  related to the interest of the business of the Client or this Deposit Agreement. The Depositary may close any such register at any time or from time to time(a) in the ordinary course of business, (b) in order to comply with Applicable Legislation, or (c) when deemed reasonably necessary or advisable by it in connection with the performance of Services, or any of them.

7.4
Title to a Depositary Receipt shall be evidenced by entry on the Depositary Receipt Register. The Depositary, notwithstanding any notice to the contrary, may treat the person in whose name a Depositary Receipt is registered on the Depositary Receipt Register as the absolute owner thereof for all purposes and neither the Depositary nor the Client will have any obligation or be subject to any liability under this Deposit Agreement to any holder of a Depositary Receipt, unless such holder is the Holder thereof.

7.5	[Intentionally Omitted]

7.6	The Depositary shall be entitled to refuse to accept for transfer any Depositary Receipts or suspend the registration of transfer of Depositary Receipts if:

(a)	it reasonably believes that transfer would result in violation of Applicable Legislation; or

(b)	if any presentation of a transfer fails to meet applicable transfer requirements or is otherwise inconsistent with industry standards.

7.7
The Depositary shall not be bound to enquire whether any transactions in Depositary Receipts are in progress, or in the process of being transferred, before deciding to suspend the registration of transfer of Depositary Receipts in accordance with Section 7.6 and shall incur no liability to the Client, any Holder or potential Holder or Recipient by reason of such suspension.

7.8	Neither the Client nor the Depositary shall arrange for Depositary Receipts to be admitted to any stock exchange or quoted or permitted to be dealt in or on any other market.

7.9
Depositary Receipts have not been registered under the Securities Act or any other securities legislation of any jurisdiction and may not be offered, sold, pledged, or otherwise distributed or transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. The Depositary shall be under no obligation to arrange for any registration or similar requirement under the Securities Act or any other securities legislation or Applicable Legislation of any jurisdiction. The Client shall provide to the Depositary in writing the legend(s) to be affixed to the Depositary Receipts and notated in the Depositary Receipt Register, which legends shall (i) be in a form reasonably satisfactory to the Depositary and (ii) contain the specific circumstances under which the Depositary Receipts may be transferred. In the event that any Deposited Company Securities contain a stock legend describing the conditions of any Transfer Restrictions, the Client and the Depositary shall ensure that the Depositary Receipts representing such Deposited Property and the Depositary Receipt Register shall contain a stock legend or notation replicating the conditions of the relevant Transfer Restrictions. The Depositary Receipts shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, DTC.

7.10
Depositary Receipts may be cancelled by the Depositary pursuant to Sections 9 and 10 and, so far as the Depositary considers appropriate, in the circumstances contemplated in Sections 11.1, 15.12 and 15.14.

7.11	The Holder will implement reasonable controls and procedures to avoid the loss, theft and/or destruction of Certificates issued to it. If a Certificate issued to a Holder is:

(a)	damaged or defaced; or

(b)	reported to be lost, stolen or destroyed,

that Holder is entitled to be issued with a replacement certificate by the Depositary, provided the Depositary has no notice that such Certificate has been acquired by a bona fide purchaser, if the Holder:

(x)	returns the certificate which is to be replaced to the Depositary if it is damaged or defaced; and

(y)
in the case of the loss, theft or destruction of a Certificate, provides an open penalty surety bond meeting the Depositary’s requirements or other indemnity acceptable to the Depositary in its discretion, which may be an indemnity from either the Holder or the Client as determined by the Depositary in its discretion.

8.	DEPOSITED PROPERTY; REPRESENTATIONS AND WARRANTIES

8.1
Each person depositing Company Securities and to whom Depositary Receipts are to be issued pursuant to this Deposit Agreement and each Holder shall be bound and required to give such warranties and certifications to the Depositary as the Depositary may reasonably require.  Each person depositing Company Securities and to whom Depositary Receipts are to be issued pursuant to this Deposit Agreement and each Holder shall be taken to warrant that   Company Securities which are transferred or issued to the Custodian with respect to which Depositary Receipts are to be issued or are so issued are legally obtained by the person depositing such Company Securities and the person to whom Depositary Receipts are to be issued, such person is duly authorized to deposit such Company Securities under this Deposit Agreement and has effected a legal, valid and binding disposition of such Company Securities to the Depositary or the Custodian, such Company Securities are being transferred or, as the case may be, issued free and clear of all liens, charges, encumbrances, security interests, adverse claims or other third party interests, that such transfers or, as the case may be, such issues of Company Securities to the Custodian are not in contravention of any contractual obligation binding on such person or the person making the transfer or of any applicable law or regulation or order binding on or affecting such person or the person making the transfer, and that the deposit of such Company Securities is not required to be registered under the Securities Act.  The Depositary shall be entitled to refuse to accept Company Securities for deposit hereunder (i) whenever it is notified in writing by the Client that the Client has restricted the transfer thereof to comply with ownership restrictions under Applicable Legislation; (ii) if it reasonably believes that any relevant transfer is invalid or ineffective to pass title in Company Securities under any Applicable Legislation; (iii) if the Depositary is notified by or on behalf of the Client that such deposit or the issue of Depositary Receipts pursuant to this Deposit Agreement would or might result in the contravention of any Applicable Legislation; or (iv) such deposit fails to comply with any applicable requirements of this Deposit Agreement or with such requirements as the Depositary may establish consistent with this Deposit Agreement.

8.2
In acting hereunder the Depositary shall have only those duties, obligations and responsibilities expressly undertaken by it in this Deposit Agreement and does not assume any relationship of trust for or with the Holders or any other person.

8.3
Subject to the Depositary’s receipt of any legal opinions requested in accordance with Section 4.2 of this Deposit Agreement and such other arrangements and agreements as the Depositary may reasonably require, the Depositary shall to the extent practicable, pass on, or exercise on behalf of, and shall instruct the Custodian to the extent practicable, to pass on to, or exercise on behalf of, the relevant Holder(s) all rights and entitlements which it or the Custodian receives in respect of Deposited Securities in accordance with this Deposit Agreement, subject to the following:

(a)
Any such rights or entitlements to cash distributions will, to the extent permissible and practicable, be distributed to the Holder  subject to appropriate adjustments for taxes withheld and deduction of the Depositary’s and/or its agents’ out-of-pocket expenses, including fees payable to any third party. The Depositary will use reasonable efforts to coordinate with the Holder regarding the Holder’s submission of documentation for the purpose of claiming any available exemptions from withholding or reductions in the rate of withholding. Any cash distributions will be distributed to Holder in the currency in which such distributions are paid. Any such rights or entitlements to information, to make choices and elections, and to attend and vote at meetings of shareholders shall, subject to the other provisions of this Deposit Agreement, be passed on to the Holder without unreasonable delay upon being received by the Custodian in the form in which they are received by the Custodian together with such amendments and such additional documentation as are received by the Custodian and such additional documentation as the Depositary may deem necessary to effect such passing on.

(b)	Any such rights or entitlements to scrip dividends, to bonus issues or arising from capital reorganizations shall be passed on to the relevant Holder(s):

(i)
by means of the consolidation, sub-division, cancellation and/or issue of Depositary Receipts to reflect the consolidation, sub-division and/or cancellation of the underlying Deposited Securities or the issue of additional Depositary Receipts to the relevant Holder(s) to reflect the issue of additional Company Securities to the Custodian; and

(ii)	in either case promptly following such consolidation, sub-division and/or cancellation or issue of such Company Securities as the case may be.

(c)
If arrangements are made which allow the Holder to take up any rights in Company Securities requiring further payment from the Holder, the Holder must, if it wishes the Depositary to exercise such rights on its behalf, provide the Depositary with cleared funds before the relevant payment date or such other due date that the Depositary may notify the Holder in respect of such rights.

(d)
The Depositary will not exercise choices, elections or voting rights or otherwise exercise discretion in connection with any distributions or corporate actions in the absence of express instructions from the relevant Holder.

(e)
Unless the Depositary notifies the Holder otherwise, any instructions to vote (together with any funds required to be paid in carrying out any such action) must reach the Depositary (in writing) at least five Business Days before the meeting in question or as otherwise advised to the Holder by the Depositary in writing.

(f)
The Depositary may in such circumstances as it considers appropriate, including without limitation in connection with the operation of arrangements for enabling the Holder to exercise or direct the exercise of voting rights attaching to Company Securities, and/or to receive information from or relating to the Client provide to the Client or any agent of the Client details of the identity of the Holder and the number or amount of Depositary Receipts held by the Holder on any relevant date.

(g)
The Depositary shall re-allocate any Company Securities or distributions which are allocated to the Custodian and which arise automatically out of any right or entitlement to Deposited Securities to the Holder provided that the Depositary shall not be required to account for any fractions of shares or fractions of one cent arising from such re-allocation.

(h)	Any other rights or entitlements shall be passed on to the Holder in such manner and by such means as the Depositary shall in its reasonable discretion determine.

(i)
The Depositary shall, at the Client’s expense, cause any notices, materials, documents or information received from the Client specifically for distribution to the Holder to be passed to the Holder in a commercially reasonable time.

   Notwithstanding the foregoing, to the extent that the Depositary determines, after notification to and consultation with the Client and Exxaro, that it is not reasonably practicable to pass on any distribution to the Holder, the Depositary may (i) sell any securities or other property received in connection with such distribution and pass on the net proceeds of such sales to the Holder or (ii) make such distribution as it so deems practicable, including the distribution of  securities or property (or appropriate documents evidencing the right to receive foreign currency, securities or property) or the retention thereof as Deposited Securities with respect to the Holder’s Depositary Receipts (without liability for interest thereon or the investment thereof).

8.4
The Depositary will not be bound by or compelled to recognize or take notice of, nor to see to the carrying out of, any express, implied or constructive trust or other interest in respect of the Deposited Property, or any mortgage, charge, pledge or other claim in favor of any other person in the Deposited Property even if the Depositary has actual or constructive notice of such trust, interest or claim.  The receipt by a Holder (or by a Holder’s personal representatives or nominated transferee in accordance with Section 9) of Depositary Receipts will free the Depositary from responsibility to any such other person in respect of any such interest.  The Depositary may ignore any notice it receives of the right, title, interest or claim of any other person to an interest in the Deposited Property, except where the interest is conferred by operation of law.

8.5
If any governmental or administrative authorisation, consent, registration or permit or any report to any governmental or administrative authority is required in order for the Depositary to receive Company Securities to be deposited hereunder and/or for Depositary Receipts representing the same to be issued pursuant to this Deposit Agreement, or in order for Company Securities or other securities or property to be distributed or to be subscribed or acquired in accordance with the provisions prescribed in or pursuant to this Deposit Agreement, subject to the prior consent of the Depositary (which shall not be unreasonably withheld) the Client shall apply at its own cost for such authorisation, consent, registration, or permit or file such report within the time required.  The Depositary may apply reasonable conditions to the provision of its consent.  The Depositary shall not be bound to issue or transfer Depositary Receipts or distribute, subscribe or acquire Company Securities or other property with respect to which such authorisation, consent, registration, permit or such report shall not have been obtained or filed, as the case may be, and shall have no duties to obtain any such authorisation, consent, registration or permit or to file any such report except in circumstances where the same may only be obtained or filed by the Depositary and only without unreasonable burden or expense.

8.6	Voting; Holder Consents and Proxies

(a)            The Depositary on behalf of the Custodian, subject to and in accordance with the Articles of Association, hereby appoints Exxaro (or its nominee) as its attorney (by means of the power of attorney attached as Schedule 6) in respect of the Deposited Securities represented by the Depositary Receipt(s) held by Exxaro on the record date fixed by the Client in respect of any meeting, to attend, vote and speak at any meeting (or any adjournment thereof) at which holders of Deposited Securities are entitled to vote. Each such power of attorney shall be non-transferable and non-assignable, and no such grant of power of attorney shall confer any right to appoint substitute attorneys thereunder. Exxaro shall, for the avoidance of doubt, only be entitled to exercise the power of attorney in respect of each whole (and not fractional) Deposited Security represented by the Depositary Receipts held by Exxaro on the applicable record date. The Depositary shall cause the Custodian, from time to time to execute (in a commercially reasonable time following request by, and at the expense of, the Client) such confirmations and documentation of such grant of power of attorney as may be reasonably required to give effect to the same under the Articles of Association and Applicable Legislation.

(b)            The Client represents and warrants that any power of attorney granted pursuant to this Section 8.6 will not result in a violation of the laws, rules, or regulations or England and Wales or the Client’s constitutional documents, and each such power of attorney will be given effect under the laws, rules and regulations of England and Wales.

(c)             Subject to the next sentence, as soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of a solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix a record date for the Depositary Receipts (the “Record Date”), which shall be as near as practicable to the record date fixed by the Client) in respect of such meeting or solicitation. Either the Client or the Depositary, if requested by the Client in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least five (5) days’ prior to the date of such vote or meeting), shall distribute to Exxaro by email, or such other means and manner as may be mutually agreed between the Depositary and the Client, at the Client’s expense and provided no legal prohibitions exist, such information as is contained in such notice of meeting or in the solicitation materials.

(f)             Neither the Depositary nor the Custodian shall exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote the Company Securities or other Deposited Securities represented by Depositary Receipts.

8.7           Notwithstanding anything in this Deposit Agreement to the contrary, Exxaro undertakes, covenants and agrees with the Depositary that: (A) Exxaro shall not deposit any Company Securities under this Deposit Agreement, and shall not cause or permit any other person or entity to deposit any Company Securities on Exxaro’s behalf, unless (i) the Company Securities being deposited have resulted from an original issuance of such securities by the Client directly to, or for the account or benefit of, Exxaro, and (ii) such Company Securities are deposited concurrently with the issuance thereof, which deposit shall be made by the Client on behalf of Exxaro; and (B) the Depositary Receipts are non-transferable and Exxaro shall not be permitted to, and agrees that it shall not attempt to, offer, sell, distribute, transfer, pledge or otherwise dispose of any Depositary Receipts or any interest therein to any person; any purported transaction made in contravention of this clause (B) shall be null and void and of no effect whatsoever.

9.	WITHDRAWAL OF DEPOSITED PROPERTY

9.1
The Holder may request withdrawal of, and the Depositary shall thereupon relinquish, the Deposited Property attributable to any Depositary Receipts upon receipt by the Depositary of the relevant Certificate(s), at the specified address of the Depositary or as otherwise notified in advance to the Holder, accompanied by:

(a)
a duly executed and completed Depositary Receipt Withdrawal and Transfer Form with a Medallion Signature Guarantee (in a form approved by the Depositary) instructing the Depositary to cause the Deposited Property being withdrawn to be delivered to the Holder at (or, to the extent in book-entry form, from) the specified address of the Custodian, or (at the request, risk and expense of the Holder and only if permitted by Applicable Legislation from time to time) at the specified office of the Depositary or to the Client or Cede & Co., as nominee for DTC, in each case as designated in the Depositary Receipt Withdrawal and Transfer Form or as otherwise notified in advance to the Holder;

(b)	the payment of such fees, taxes, duties, charges and expenses as may be required under this Deposit Agreement;

(c)
a legal opinion by U.S. legal advisers reasonably acceptable to Computershare to the effect that such Depositary Receipts and the Company Securities represented thereby may be transferred, offered and sold pursuant to an effective registration statement filed under the Securities Act or without registration under the Securities Act, and dealing with such other reasonable issues as may be requested by Computershare; and

(d)
such proof, certificates and representations and warranties as to matters of fact, including, without limitation, as to such person’s identity and such further documents and information as the Depositary may deem reasonably necessary, appropriate or otherwise desirable for the administration or implementation of this Deposit Agreement in accordance with Applicable Legislation.

9.2
Upon the production of such documentation and the making of such payments in accordance with Section 9.1, the Depositary will cancel such Depositary Receipts and direct the Custodian to (i) deliver the relevant Deposited Property at or from the applicable location under Section 9.1(a), to the person(s) designated in the accompanying Depositary Receipt Withdrawal and Transfer Form, and (ii) provide evidence of such cancellation and delivery.

9.3	In respect of such transfer of Deposited Property:

(a)
the Depositary shall be entitled to deliver to the transferee (the “Transferee”), in lieu of the relevant Deposited Securities to which he is entitled, any securities into which such Deposited Securities have been converted, sub-divided or consolidated, any securities which are substituted by the Client for such Deposited Securities or any proceeds and/or securities received or issued in lieu of such Deposited Securities as a result of any corporate event or transaction of or affecting the Client; and

(b)
without prejudice to the generality of Section 9.3(a), where the Depositary has at the direction of the Holder assented Deposited Securities to a third party pursuant to a tender offer, exchange offer or other transaction, the Depositary shall deliver to the Transferee in question the proceeds and/or securities received in respect of the assented Deposited Securities underlying the Depositary Receipts being withdrawn, in lieu of such Deposited Securities;

in each case as soon as practicable following receipt if the same have not been received by the effective date of the transfer.

9.4
Notwithstanding any other provisions of this Section 9, the Depositary shall not be required to make arrangements for the transfer of Company Securities during any period when the Share Register or the Depositary Receipt Register is closed, provided that if any such closure is in effect at the time the Holder submits a request for withdrawal of Deposited Securities, the Depositary will promptly notify the Holder of such closure, and shall execute the transfer request without unreasonable delay after the Depositary Receipt Register re-opens or the Depositary receives notification that the Share Register has re-opened (as the case may be).

9.5
Deposited Property shall be delivered by the Depositary to any person only under the circumstances expressly contemplated in this Deposit Agreement, and the Depositary shall not be liable to a Holder or a Transferee if, under the terms hereof, any Deposited Property is not or cannot be delivered to or to the order of a Transferee.

9.6
The Client shall be liable for any costs (which shall include, but shall not be limited to, notary fees) incurred in carrying out a transfer of Depositary Receipts and the Client agrees to indemnify the Depositary for any such costs incurred and the Depositary shall not be obliged to effect any transfer unless it has been provided in cleared funds for such costs to its reasonable satisfaction.

9.7
The Depositary shall only be obliged to deliver Company Securities or other Deposited Property to the extent Company Securities or such other Deposited Property are then held by the Custodian or the Depositary or by their respective agents under this Deposit Agreement.

9.8	Notwithstanding the withdrawal of Deposited Securities under this Section 9, income distributions attributable thereto shall be governed by Section 8.

9.9
All Certificates surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Certificates so cancelled in accordance with its customary practices or Applicable Legislation.

10.	COMPULSORY WITHDRAWAL

10.1	If it shall come to the notice of the Depositary, or if the Depositary shall have reason to believe, that any Depositary Receipts:

(a)
are owned directly or beneficially by any person in circumstances which, in the reasonable opinion of the Depositary, might result in the Depositary or the Custodian suffering any material losses (including tax losses) for which it is not indemnified under this Deposit Agreement, or pecuniary, fiscal or material regulatory disadvantage or any other material burden or disadvantage which it might not otherwise have suffered;

(b)
are owned directly or beneficially by, or otherwise for the benefit of, any person in breach of any Applicable Legislation or so as to result in ownership of any Company Securities exceeding any limit under, or otherwise infringing, the Articles of Association of or law applicable to the Client or the terms of issue of Company Securities;

(c)
are owned directly or beneficially by, or otherwise for the benefit of, any person who fails to furnish to the Depositary such proof certificates and representations and warranties as to matters of fact, including, without limitation, as to his identity, as the Depositary may reasonably require for the administration or implementation of this Deposit Agreement in accordance with Applicable Legislation;

(d)
are held by a Holder who has failed to duly and punctually perform any material obligation to the Depositary or a Custodian imposed upon him by virtue of this Deposit Agreement or any other agreement  to which such Holder and the Depositary are parties or any instrument by which such Holder is bound with respect to Depositary Receipts; or

(e)
are held on behalf of the Holder representing Company Securities of such value as to require the Depositary or Custodian, under Applicable Legislation, to make a mandatory offer for other Company Securities, then the Holder shall be deemed, at the election of the Depositary to have requested the cancellation of his Depositary Receipts(s) and the withdrawal of the Deposited Securities represented by his Depositary Receipts(s).

10.2
If any regulatory authority refuses to approve the holding by the Depositary or the Custodian of Company Securities at or above a certain level, and requires the Depositary or Custodian to divest itself of some or all of Company Securities held by it, then:

(a)	the Depositary will consult with the Client as to what action it proposes to take; and

(b)	the Holder will be deemed to have requested the cancellation of its Depositary Receipts and the withdrawal of Company Securities represented by those Depositary Receipts in excess of that level.

10.3
On the Holder being deemed at the election of the Depositary, to have requested the withdrawal of the Deposited Securities represented by his Depositary Receipts pursuant to Section 10.2, the Depositary shall make such arrangements to the extent practicable and permitted by Applicable Legislation for the delivery of the Deposited Property represented by the Holder’s Depositary Receipts to the Holder as the Depositary shall think fit.  Without limitation, the Depositary may:

(a)	arrange for such Depositary Receipts to be cancelled and for the Deposited Property represented thereby to be transferred to such Holder; or

(b)
if transfer to the Holder in accordance with (a) above is not reasonably practicable, in its absolute discretion, liquidate all or part of the Deposited Property and deliver the net proceeds in respect thereof to the Holder.

11	FEES AND EXPENSES PAYABLE BY THE HOLDER

11.1
if any fees of any third party, or any costs, taxes, duties or charges shall become payable by or on behalf of the Custodian or the Depositary with respect to any Depositary Receipts or any part of the Deposited Property, including without limitation the issuance, holding, or transfer thereof, or any income, distribution or capital or other payment arising from any of the foregoing or any proceeds of the sale thereof, without prejudice of the terms of this Deposit Agreement such fees, taxes, duties or charges shall be paid by the Holder or the Client to the Depositary.  The Depositary may refuse to effect any registration of Depositary Receipts or any withdrawal of the underlying Deposited Securities until such payment is made.  The Depositary may also deduct from any income, distributions or capital or other payment on or in respect of, or arising from, Deposited Securities, or may sell by public or private sale for the account of the Holder thereof all or any part of such Deposited Property, provided that (i) in the event that any tax or other governmental charge or foreign currency conversion fee is applicable to a cash distribution on the Deposited Securities, the Depositary may deduct the amount thereof from such distribution if the Holder or the Client has failed to pay such amount within ten (10) Business Days after the Depositary provides reasonable notice to the Holder and the Client of its intent to make such deduction, and (ii) in the case of any other fees, costs, taxes, duties or charges, the Depositary may deduct the amount thereof or sell Deposited Property if the Holder or the Client has failed to pay such amount within twenty (20) Business Days after the Depositary provides reasonable notice to the Holder and the Client of its intent to make such deduction or sale, and in any such case the Depositary may apply such deduction or the proceeds of any such sale in payment of such tax, other governmental charge, foreign currency conversion fee or other fee, cost, tax, duty or charge.  Each of the Holder and the Client shall remain liable for any deficiency.  Upon any such sale, the Depositary shall, if appropriate, reduce the number of Depositary Receipts evidenced by any Certificate held by the Holder to reflect any such sale and shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such tax or other governmental charge to the Holder. If any governmental, regulatory or court consent needs to be obtained prior to the delivery of the Deposited Property or the net proceeds thereof to the Holder, the Depositary will cooperate with Exxaro and the Client the Depositary need not obtain any such consent and shall make such arrangements with respect to the Deposited Property or the net proceeds thereof as it shall see fit, provided that the Depositary will provide provide reasonable cooperation to the Client and/or Exxaro, without risk, liability or expense on the part of the Depositary, to the extent the Client and/or Exxaro seek to obtain any such consent.

12.	INSTRUCTIONS

12.1
The Client and the Holder acknowledge and agree that Computershare shall be entitled without further verification to accept, execute, rely upon or otherwise act upon instructions or information received from the Client or the Holder (or any person who Computershare reasonably believes is acting on behalf of or is otherwise authorized by the Client or the Holder), including any instructions delivered by email or other electronic means, notwithstanding that it may afterwards be discovered that any such instruction or information:

(a)	was not genuine or was not correct or was forged, not authentic or untrue;

(b)	was not sent with the authority of any person on whose behalf it was expressed to have been sent;

(c)	was not initiated by the relevant person entitled to give it; or

(d)	was in any other way not given in compliance with the requirements of Applicable Legislation.

(a)
The Client and each Holder acknowledge and agree that Computershare will not be required to take any further steps to verify the validity of any instruction or other document or the execution of any document received from or on behalf of the Client or a Holder (whether by comparison of signatures or seals or by requiring certification or otherwise).  Nothing in this section or elsewhere in this Deposit Agreement shall be construed as requiring Computershare to take any action on an oral instruction, which it determines (in its absolute discretion), should be given in writing.

12.2
The Holder shall give instructions to the Depositary in the manner described in this Deposit Agreement and to the coordinates set out in Section 24 hereof, and the Depositary will not be required to specifically acknowledge such instructions; provided, however, that if the Depositary is unable to process any such instructions it will provide a notice of deficiency and the reason(s) therefor to the party which issued the instructions.

13.	INDEMNIFICATION BY THE CLIENT

13.1
Client shall indemnify and hold Computershare and its officers, directors, employees, agents and affiliates harmless from and against, and none of them shall be responsible for, any and all Losses arising out of or attributable to:

(a)
the performance by Computershare, the Custodian or any of their respective officers, directors, employees, agents and affiliates (collectively, the “Indemnified Persons”) of any obligations under, or any omission by any of them to act in connection with, this Deposit Agreement or this appointment, including without limitation (i) any act relating to Deposited Property held for the account of, or Depositary Receipts held by, the Holder, and (ii) any Loss arising out of or attributable to a breach by the Holder or the Client of any of the representations or warranties made or deemed to be made by it in connection with its deposit of Company Securities hereunder, together with the reasonable costs and expenses of defending itself against any Loss or enforcing this Deposit Agreement, except for any liability of Computershare as set forth in Section 15.2 below;

(b)
any liability of Computershare to pay UK stamp duty reserve tax or UK stamp duty (including any interest and/or penalties thereon) resulting from or arising in respect of or otherwise in connection with: (i) the issue by Computershare of Depositary Receipts in respect of Deposited Securities, (ii) the transfer or issue of Company Securities to Computershare or its nominee, (iii) any transactions entered into by the Client affecting the Deposited Securities following such issue under, or in connection with, this Deposit Agreement, (iv) the transfer of Depositary Receipts by the Holder or (v) the cancellation of Depositary Receipts and the transfer by Computershare of Deposited Securities to Cede & Co. as nominee for DTC  or other clearance service under, or in connection with, this Deposit Agreement; provided that the indemnity in this Section 13.1(b) shall not apply to the extent any liability arises as a result of unreasonable delay or default on the part of Computershare or the Custodian  in paying to HMRC any funds received from the Client or the Holder for the purpose of paying any UK stamp duty or UK stamp duty reserve tax; provided, further, that no such delay or default shall be deemed to occur as a result of a failure to pay any such tax by the due date on which the tax is payable to HMRC to the extent Computershare has not received cleared funds from the Client or Holder (as the case may be) in the full amount of such stamp duty and/or stamp duty reserve tax no later than the fifth Business Day prior to the applicable due date;

(c)
any Loss arising out of or attributable to acts performed or omitted by the Client or any of its officers, directors, employees, agents and affiliates in connection with this Deposit Agreement or the breach hereof;

(d)
any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), preliminary prospectus (or preliminary placement memorandum) or other offering document relating to the offer or sale of Depositary Receipts, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or its agents (other than the Client), as applicable, furnished in writing by the Depositary and not changed or altered by the Client expressly for use in any of the foregoing documents or (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading; and

(e)
all costs and expenses reasonably incurred or paid by Computershare in connection with any matter for which a claim may be made by Computershare under this section which results in any indemnification being paid to an Indemnified Person.

13.2	Amounts which are required to be paid by the Client to Computershare:

(a)
in respect of Section 13.1(b), shall be paid in cleared funds on or before the date which is the later of (i) five Business Days after written demand is received by the Client from Computershare and (ii) the fifth Business Day prior to the date on which the tax in question is payable to HMRC; or

(b)
in respect of Section 13.1 (a) and Sections 13.1 (c) to (e) (inclusive), shall be paid on demand save that where a good faith dispute arises in relation to the amount due, the amount in dispute need not be paid until resolution of such dispute.

13.3	The indemnity in Section 13.1 shall not include:

(a)  any stamp duty or stamp duty reserve tax payable as a consequence of the representations, warranties and undertakings in Section 4.10 being breached, or as a consequence of any of the matters represented and warranted in Section 4.10 not being correct on the date of this Deposit Agreement or ceasing to be correct after the date of this Deposit Agreement other than as a result of changes in Applicable Legislation, in each case in relation to the Depositary or Custodian; or

(b) Excluded Taxes.

13.4
The Client shall ensure, to the extent within its control, that neither the Client nor any relevant member of the Client’s group holding the Depositary Receipts will under any circumstance make any claim, bring any action or commence any legal proceedings against Computershare under, or in connection with, this Deposit Agreement if or to the extent that any such claim, action or proceedings could not be brought subject to the limitations set forth in Sections 15.2 and 13.5 of this Deposit Agreement;

13.5
Notwithstanding anything herein to the contrary, Computershare shall on no account be liable to the Client in respect of any claim under this Deposit Agreement, unless written notice of the claim has been given to Computershare by or on behalf of the Client (as the case may be) on or before the date which is twelve months after the date on which the Client became aware of the specific act, fact, circumstance or event which gave rise to the claim, or if earlier, the date on which it ought reasonably (having regard to all the circumstances) to have become so aware. The Client acknowledges and agrees that Computershare will be materially prejudiced by any failure by the Client to provide notice on a timely basis in accordance with this Section 13.5.

13.6
If any action or claim is brought against any party entitled to indemnification hereunder (the “Indemnified Party”) in respect of which such Indemnified Party seeks an indemnity from the Client under this Section 13 (the Client being the “Indemnifying Party”) under the provisions of this Deposit Agreement, the Indemnified Party shall, as soon as reasonably practicable, notify the Indemnifying Party in writing of such action or claim (provided that the failure to make such notification shall not affect such Indemnified Party’s rights to indemnification except to the extent the Indemnifying Party is materially prejudiced by such failure) and the Indemnifying Party shall be entitled to assume the defense of such action or claim.  All costs, charges, reasonable fees and expenses in respect of such action or claim (whether or not the Indemnifying Party assumes control of the defense) shall be borne by the Indemnifying Party and, to the extent incurred by the Indemnified Party, shall be reimbursed by the Indemnifying Party to the Indemnified Party on demand.

13.7
If a payment is made by the Client to an Indemnified Party (i) in respect of stamp duty and/or stamp duty reserve tax, or (ii) pursuant to Section 5.6 in respect of Taxes due on fees or other sums paid by the Client or (iii) pursuant to Section 5.7 in respect of Transaction Taxes, or (iv) pursuant to Section 13.1 in respect of any Taxes of the type described in clauses (i) through (iii) of this Section 13.7, and in any such case the Indemnified Party subsequently obtains a total or partial refund of the relevant Taxes from a Tax Authority, the Indemnified Party shall, as soon as reasonably practicable, give notice of this fact to the Client and reimburse to the Client the amount of the refund actually received by the Indemnified Party from the Tax Authority, after deduction of all fees, costs and expenses incurred by the Indemnified Party in connection with obtaining such refund; provided, however, that nothing in this Section 13.7 shall cause any Indemnified Party to be subject to any obligation whatsoever to apply for or otherwise seek or obtain a refund of any Taxes; provided, further, that if an Indemnified Party elects to apply for or otherwise seek such a refund, it shall first be entitled to indemnification to its reasonable satisfaction by the Client for any costs, liabilities and expenses.

13.8	The obligations set forth in this Section 13 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

14.	[INTENTIONALLY OMITTED]

15.	LIMITATION OF LIABILITY

15.1
Notwithstanding any other provision of this Deposit Agreement or the Depositary Receipts to the contrary, neither the Depositary, the Custodian, nor any of their respective agents shall be liable to the Client, the Holder or beneficial owners of interests in Depositary Receipts for any incidental, indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) of any nature whatsoever, including but not limited to lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, even if apprised of the possibility of such damages.

15.2
In addition to the limitation of liability set out in Section 1.8, the Depositary shall not incur any liability to the Client, the Holder, or any other person for any Losses suffered or incurred by the Client, the Holder or other person arising out of or in connection with the performance or non-performance of the Depositary’s obligations or duties arising under any provisions of this Deposit Agreement, or otherwise, except to the extent that such Losses are determined by a court of competent jurisdiction to have directly resulted from the Depositary’s negligence, willful misconduct or fraud, in which case the combined maximum liability of the Depositary to the Holder and the Client, shall not exceed the amounts paid hereunder by Client to Computershare as fees and charges, but not including reimbursable expenses, during the thirty six (36) months immediately preceding the event, act or omission for which recovery from Computershare is being sought.  Except to the extent expressly provided in the preceding sentence, (i) each of the Client and the Holder releases the Depositary from any and all liability in connection with or arising out of this Deposit Agreement or the transactions contemplated hereby and (ii) the Client and the Holder agree that they will not under any circumstance make any claim, bring any action or commence any legal proceedings against the Depositary under, or in connection with, this Deposit Agreement. The Depositary shall not incur any liability as a result of any act or omission to act on the part of any Custodian unless the Custodian has committed negligence, fraud or willful misconduct in the provision of custodian services to the Depositary.

15.3	Subject to the provisions of this Deposit Agreement, the Depositary and its agents shall not incur any liability to the Client, any Holder or to any other person if, by reason of:

(a)
any provision of any present or future law, rule, regulation, fiat, order or decree of the United States, the United Kingdom or any other country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, or by reason of the interpretation thereof by a governmental or regulatory authority or any securities exchange or market or automated quotation system;

(b)	the Articles of Association or the provisions of or governing the Company Securities;

(c)	any act or omission of the Client in contravention of this Deposit Agreement;

(d)	any computer failure or breakdown outside the direct and immediate control of the Depositary; or

(e)
any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, lockout, riot, civil unrest, revolutions, rebellions, explosions, epidemics, governmental regulations, communication line failures, power failure, earthquake or other disaster or any circumstance beyond the direct and immediate control of the Depositary, the performance by the Depositary or any other person of any act or thing which is required or permitted or contemplated to be done or performed by or pursuant to this Deposit Agreement shall be prevented or delayed, or would cause any of them to be subject to any civil or criminal penalty, or would be required to be effected in some manner or to an extent which is different in any respect from that provided for or contemplated by this Deposit Agreement.

15.4
If and to the extent that by virtue of laws of any jurisdiction outside England and Wales, or the application or operation of those laws in any particular event or circumstance, or by virtue of the provisions of the Articles of Association or the application or operation of those provisions in any particular event or circumstance, the Depositary or the Custodian does not acquire unconditional and absolute title or right to any Deposited Property, or acquires a title or right to any Deposited Property which is in any manner encumbered or defective or liable to be displaced or avoided, or where as a result of an event or circumstance beyond the Depositary’s reasonable control the Deposited Property is reduced or depleted or the Depositary does not hold sufficient Company Securities to cover Depositary Receipts in issue, neither the Depositary nor the Custodian shall be in any way liable to the Client or to any Holder or any other person by reason thereof; but in any such case the Depositary shall be entitled to take or cause to be taken such action as shall in its opinion be reasonable or appropriate, including without limitation the cancellation without compensation of Depositary Receipts of any Holder(s) determined by the Depositary whether or not such Holder(s) are in any way responsible for the relevant event or circumstance, provided that the Depositary shall promptly notify the Holder following any such cancellation; and each Holder agrees that, by acquiring and holding Depositary Receipts representing Company Securities by means of the arrangements contemplated by this Deposit Agreement, such Holder accepts the risk that by virtue of such laws or terms and conditions, or the application or operation thereof or any such event or circumstance the interest in any relevant Deposited Property may not be entire, complete and unimpeachable.

15.5
If the Depositary becomes entitled to take or cause to be taken action in accordance with Section 15.4 above, it will in its sole discretion consider whether it may directly or indirectly transfer or make available to any Holder adversely affected, in whole or in part, the benefit of any rights, claims or other assets which may be available to the Depositary and which pertain to the matter(s) giving rise to the relevant event or circumstance.

15.6
The Depositary may rely on, and shall not be liable for any Loss suffered by any Holder or any other person by reason of its having accepted (or the Custodian or the Client or its agents having accepted) as valid and having relied upon any written notice, request, direction, transfer, certificate for Company Securities (or other securities), electronic communication or any other document or any translation thereof or communication reasonably believed by it in good faith to be genuine notwithstanding that the same shall have been forged or shall not be genuine or accurate or shall not have been duly authorized or delivered.

15.7
The Depositary may act, or take no action, on the advice or opinion of, or in reliance upon, any advice, opinion, certificate or information obtained from, the Client or any reputable lawyer, valuer, accountant, banker, broker, information provider, settlement system operator, registrar or other expert whether obtained by the Client, the Depositary or otherwise, or any person presenting Company Securities for deposit, the Holder, or any other person, believed by the Depositary in good faith to be competent to give such advice, opinion, certificate or information, and shall not except where any such person is a member of the same group of companies as the Depositary be responsible or liable to any Holder or any other person for any Losses occasioned by so acting or refraining from acting or relying on information from persons depositing Company Securities or otherwise entitled to the issue of Depositary Receipts.  Any such advice, opinion, certificate or information may be sent or obtained by letter, telex, facsimile transmission, e-mail, or other electronic communication and the Depositary shall not be liable for acting on any such advice, opinion, certificate or information notwithstanding that the same shall have been forged or shall not be genuine or accurate.

15.8
The Depositary may call for and shall be permitted to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate, letter or other written communication, purporting to be signed on behalf of the Client by a director of the Client or by a person duly authorized in writing by a director of the Client or such other certificate from any such person as is specified in Section 15.7 above which the Depositary reasonably considers appropriate and the Depositary shall not be bound in any such case to call for further evidence or be responsible to any Holder or any other person for any Loss or Liability that may be occasioned by the Depositary acting on such certificate, except to the extent that the Depositary commits willful misconduct or fraud in carrying out such actions.

15.9
The Depositary shall not be required or obliged to monitor, supervise or enforce the observance and performance by the Client of any of its obligations, including, without limitation, those arising under or in connection with Applicable Legislation, or any contract or instrument to which the Client is a party or by which it or any of its assets is bound.  The Depositary makes no representation or recommendation to any person regarding the financial condition of the Client or the advisability of acquiring Depositary Receipts or Company Securities or other property or as to the type or character or suitability thereof and takes no responsibility for the operations of the Client or the effect thereof on the value of the relevant Company Securities or Depositary Receipts or any rights derived therefrom.

15.10
The Depositary and the Custodian may engage or be interested in any financial or other business transactions with the Client or any other member of any group of which the Client is a member or in relation to the Deposited Property (including, without prejudice to the generality of the foregoing, the conversion of any part of the Deposited Property from one currency to another), may at any time acquire, hold, be interested in or deal with Company Securities and/or Depositary Receipts for their own account or for the account of any other person and shall be entitled to charge and be paid all usual fees, commissions and other charges for business transacted and acts done by them otherwise than in the capacity of Depositary or Custodian (as the case may be) in relation to matters arising under this Deposit Agreement (including, without prejudice to the generality of the foregoing, charges on the conversion of any part of the Deposited Property from one currency to another and on any sales of property) without accounting to the Holder or any other person for any profit arising therefrom.

15.11
The Depositary shall use commercially reasonable efforts to effect any sale of securities or other property or transferable right and any conversion of currency as is referred to or contemplated by this Deposit Agreement in accordance with its normal practices and procedures and subject to the terms of this Deposit Agreement but shall have no liability with respect to the financial or other terms of such sale or conversion, the timing thereof, or any delay in action or omission to act, or for any error or delay in action, omission to act, default or negligence on the part of the party retained in connection with any such sale or conversion, or if the effecting of such sale or conversion shall not be reasonably practicable.

15.12
The Depositary shall have no responsibility whatsoever to any Holder or any other person as regards any deficiency which might arise because the Depositary is subject to or accountable for any tax in respect of any or any part of the Deposited Property or any income, distribution or capital or other payment arising therefrom or any proceeds of sale thereof.

15.13
Without prejudice to any other powers which the Depositary may have hereunder, the Depositary shall be entitled to enter into any agreement with or give any undertakings required by law to any relevant taxation authority concerning the taxation status of the transactions effected pursuant to this Deposit Agreement and to do all such things as may be reasonably required under the terms of any such agreement or undertakings. After entering into any such agreement or undertaking, the Depositary will, to the extent it is not prohibited from doing so under Applicable Legislation or the terms of such agreement or undertaking, provide a copy thereof to the Client in connection with any claim for indemnification brought against the Client under this Deposit Agreement.

15.14
No provision of this Deposit Agreement shall require the Depositary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder, except to the extent a liability arises directly from the Depositary’s negligence, willful misconduct or fraud.  If, notwithstanding this provision, the Depositary reasonably does so, it shall be entitled to make such deductions from the Deposited Property or any income, distribution or capital arising therefrom or to sell all or any of the Deposited Property and make such deductions from the proceeds of sale thereof as may be required to account for any loss, expenditure or liability suffered by the Depositary in respect thereof, provided that the Holder or the Client has failed to reimburse the Depositary for such loss, expenditure or liability within the applicable period specified in Section 11.1 of this Deposit Agreement.

15.15
All communications, notices, certificates, documents of title and remittances to be delivered by or sent to or from the Holder or its agents will be delivered to or sent to or from them at their own risk.

15.16
The Depositary and its agents shall incur no liability (a) by reason of any exercise or failure to exercise any discretion given it in this Deposit Agreement; or (b) for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. The Depositary shall be under no obligation to inform the Holder or any other holders of an interest in any Depositary Receipts about the requirements of Applicable Legislation or any changes therein or thereto. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities unless such failure arises from the Depositary’s criminal fraud, negligence or willful misconduct, or for the manner in which any such vote is cast or for the effect of any such vote. The Depositary may rely upon instructions from the Client or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution. Notwithstanding anything to the contrary set forth in this Deposit Agreement, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with this Deposit Agreement, the Holder, any Depositary Receipt or Depositary Receipts or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation Applicable Legislation, administrative or judicial process, banking, securities or other regulators.  The Depositary shall not incur any liability for any tax consequences that may be incurred by the Holder on account of its ownership of the Depositary Receipts. The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Client for distribution to the Holder or for any inaccuracy of any translation thereof, for the content of any information from the Client and (to the extent the Client has appointed one) the Share Registrar relating to cash distributions, corporate actions, forthcoming meetings of the holders of those securities and other matters having a bearing on the rights of persons holding Depositary Receipts representing Company Securities, or for the time at which any such information is available or the timing of the delivery of such information to the Depositary, the Custodian or its nominee. The Depositary shall not incur any liability for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement, or for the failure or timeliness of any notice from the Client.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary.

15.17
Subject to the prior written approval of the Client, which shall not be unreasonably withheld or delayed, the Depositary may consult with foreign counsel, at the Client’s expense, to resolve any foreign law issues that may arise as a result of the Client, any Holder or any other party being subject to the laws or regulations of any foreign jurisdiction; provided that if the Client does not grant such approval, the Depositary will not be liable to the Client, the Holder or any other person by reason of the applicability or effect of any such foreign laws or regulations to any party.

15.18
The Depositary, Custodian or any affiliated companies or associates of each may act as agent for, provide banking, depository, custodian and other services to, and generally engage in any kind of business with, others (including without limitation issuers of securities, money market instruments or other property purchased for and on behalf of the Depositary) to the same extent as if the Depositary and/or Custodian were not a party to these arrangements.  Nothing in this Deposit Agreement shall be deemed to restrict the right of the Depositary, the Custodian or the affiliated companies or associates of each to perform such services for any other person or entity; the performance of such services for others and the receipt of any fees, or other compensation in relation to such service, business or activity will not be deemed to violate the terms of this Deposit Agreement or give rise to any duty or obligation not specifically undertaken by the Depositary or Custodian under this Deposit Agreement;

15.19
The Depositary shall not be under any duty to bring legal proceedings against the Client on behalf of a Holder, and shall have no obligation to appear in, prosecute or defend any other action, suit or other proceeding in respect of any Deposited Securities or the Depositary Receipts; and if the Depositary agrees to so act, it shall do so only if fully indemnified by the Holder or the Client.

16.	CUSTODIAN; AGENTS OF THE DEPOSITARY

16.1
The Depositary shall appoint the Custodian for the purpose of providing the Custody Services on the Effective Date. The Custodian shall be an Affiliate of the Depositary and shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it. The Depositary reserves the right to replace or remove the Custodian and to appoint additional custodians upon reasonable advance notice to the Client and Exxaro, provided that any additional or replacement custodian shall deliver the confirmation set out in Section 4.10 to the Client and Exxaro prior to the effective date of such custodian’s appointment; provided, further, that the appointment of an additional or replacement custodian shall require the prior written approval of Exxaro and the Client, which consent shall not be unreasonably withheld or delayed by Exxaro or the Client.

16.2
All funds received by Depositary hereunder on behalf of Holders or the Client (“Funds”) may be held by the Depositary or one or more agents of the Depositary (which agents may be affiliates of the Depositary, including the Custodian) for the benefit of the Holders or the Client (as applicable) and deposited in one or more bank accounts to be maintained by the Depositary or the Custodian in its name, which account(s) may be unsegregated.  Until paid or distributed pursuant to this Deposit Agreement, the Depositary may hold or invest the Funds through such accounts in: (a) obligations of, or guaranteed by, the United States of America; (b) commercial paper obligations rated A-1 or P-1 or better by Standard & Poor’s Corporation (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), respectively; (c) AAA rated money market funds that comply with Rule 2a-7 of the Investment Company Act of 1940; or (d) demand deposit accounts, short term certificates of deposit, bank repurchase agreements or bankers’ acceptances, of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). The Depositary, the Custodian and their respective agents shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by the Depositary or its agent(s) in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party.  The Depositary or its agent(s) may from time to time receive interest, dividends or other earnings in connection with such deposits or investments, all of which shall be solely for the account of the Depositary.  Neither the Depositary, the Custodian nor any other agent of the Depositary shall be obligated to pay such interest, dividends or earnings to Client, any Holder or any other party. The Depositary and the Custodian may, directly or through one or more agents, hold Holders’ money entitlements in bank accounts, pursuant to this Section 16.2, on a pooled basis pending distribution and the relevant bank may be entitled to combine funds held in a bank account with any other account of the Depositary or the Custodian or their respective agents.

16.3
The Depositary may perform its obligations under this Deposit Agreement through any agent appointed by it and, provided the Depositary has acted in good faith in the appointment or continued use of such agent, it shall not incur any liability as a result of any act or omission to act on the part of any agent unless such liability is caused by or results from the agent’s willful misconduct, fraud or negligence in the provision of services to the Depositary.

17.	RESIGNATION OF THE DEPOSITARY

17.1	The Client may remove the Depositary at any time on 60 days’ prior written notice.

17.2	The Depositary may resign as Depositary:

(a)	by giving at least 120 days’ prior notice in writing to that effect to the Holders and the Client; or

(b)	on the termination of this Deposit Agreement.

17.3
 Upon the Client’s delivery of a notice of removal pursuant to Section 17.1, or upon the Depositary’s delivery of a notice of resignation pursuant to sub-paragraph (a) of Section 17.2, the Client shall promptly appoint a successor depositary (the “Successor Depositary”).  In the event of a resignation of the Depositary, the Depositary undertakes to provide reasonable cooperation and assistance to the Client in connection with the Client’s efforts to appoint a Successor Depositary whose business is or includes issuing “depositary receipts” for “relevant securities” (within the meaning of section 69 of the Finance Act) and “depositary receipts” for “chargeable securities” (within the meaning of sections 94 and 99 of the Finance Act) for the purposes of sections 67(6), 93(2) and 97B of the Finance Act, which undertaking will have effect following the giving of notice of resignation. The resignation of the Depositary under sub-paragraph (a) of Section 17.2 shall take effect on the date specified in such notice or, if sooner, upon the appointment of a Successor Depositary. The resignation of the Depositary under sub-paragraph (b) of Section 17.2 shall take effect on the effective date of the termination of this Deposit Agreement.  Upon any appointment and acceptance of a Successor Depositary, notice thereof shall be given by or for the Client to the Holders as soon as reasonably practicable.

17.4
Upon the resignation or removal of the Depositary (referred to as the “Retiring Depositary”) and against payment of all sums due to the Retiring Depositary under this Deposit Agreement, the Retiring Depositary shall deliver to the Successor Depositary, sufficient information and records to enable the Successor Depositary efficiently to perform its obligations under this Deposit Agreement and shall transfer to the Successor Depositary or to a custodian all Deposited Property held by the Retiring Depositary hereunder.  Upon the date when such resignation takes effect, any Custodian appointed by the Retiring Depositary shall be instructed by the Retiring Depositary to transfer to the Successor Depositary or to a custodian appointed by the Successor Depositary the Deposited Property held by it pursuant to this Deposit Agreement.

18.	TERMINATION

18.1	This Deposit Agreement may be terminated:

(a)
by either the Client and the Holder (acting jointly) on the one hand, by notice in writing to Computershare or Computershare, on the other hand, by notice in writing to the Client and the Holder if, (i) in respect of a termination by Computershare, the Client, and (ii) in respect of a termination by the Client and the Holder, Computershare:

(i)
shall be in material breach of any term of this Deposit Agreement and shall not have remedied such breach (if capable of being remedied) within sixty (60) days of receiving notice of such breach and a request for such remedy;

(ii)
goes into insolvency or liquidation (not being a members’ voluntary winding up) or administration or a receiver is appointed over any part of its undertaking or assets provided that any arrangement, appointment or order in relation to such insolvency or liquidation, administration or receivership is not stayed, revoked, withdrawn or rescinded (as the case may be), within the period of 30 days, immediately following the first day of such insolvency or liquidation; or

(iii)	shall cease to have the appropriate authorizations, which permit it lawfully to perform its obligations envisaged by this Deposit Agreement at any time.

(b)
by Computershare: (i) at any time in which it ceases to act as transfer agent for the Company Securities; or (ii) if the Client undertakes a corporate action relating to or affecting the share capital of the Client and relating to the Deposited Securities and provides notice of the corporate action to Computershare in accordance with Section 4.5(a) of this Deposit Agreement and Computershare, acting reasonably, considers that (x) such corporate action will, or is likely to, materially adversely affect its legal, tax or regulatory position or (y) one or more of the conditions set by Computershare pursuant to Section 4.5(b) hereof has not been met; or (iii) immediately, in Computershare’s sole and absolute discretion, if Computershare shall not have received on or prior to the Closing Date an executed copy of each Legal Opinion and the Australian Reliance Letter, each of which shall conform to the requirements set out in this Deposit Agreement.  For the avoidance of doubt, in the event this Deposit Agreement is terminated by Computershare pursuant to clause (iii) of this Section 18.1(b), this Deposit Agreement will be deemed null and void ab initio, and no party hereto will have acquired any rights or incurred any duties or obligations hereunder,

(c)	by either the Client or Computershare by notice in writing to the other party if there shall be no Depositary Receipts outstanding.

18.2	In addition, Computershare may terminate this Deposit Agreement by giving 120 days’ prior notice to that effect to the Client and the Holder.

18.3
Any termination of this Deposit Agreement shall be without prejudice to any other rights or remedies a party may be entitled to under this Deposit Agreement or at law and shall not affect any accrued rights or liabilities of any of the Parties nor the coming into or continuance in force of any provision which is expressly or by implication intended to come into or continue in force on or after such termination.

18.4
All provisions regarding indemnification, taxes, warranty, liability and limits thereon, the scope of the Depositary’s duties and/or obligations and limitations thereon, compensation and expenses, confidentiality and protection of proprietary rights and trade secrets, termination of this Deposit Agreement and the consequences thereof, and governing law and submission to jurisdiction, shall survive the termination or expiration of this Deposit Agreement.

19.	CONSEQUENCES OF TERMINATION

19.1	Upon the termination of this Deposit Agreement if any amount is payable by the Client to Computershare, the Client shall pay such amount in accordance with the terms of this Deposit Agreement.

19.2
If any Depositary Receipts remain outstanding after the date of termination of this Deposit Agreement or of the Depositary Receipts or any series thereof, the Depositary shall as soon as reasonably practicable:

(a)
deliver the Deposited Property then held by it under this Deposit Agreement in respect of the Depositary Receipts (or the applicable series of Depositary Receipts) to the Holder, subject to the Holder’s surrender of its Depositary Receipts for cancellation and compliance with the requirements of this Deposit Agreement; or at its discretion

(b)
after one hundred twenty (120) days from the date of termination of this Deposit Agreement, if delivery to the Holder in accordance with (a) above is not reasonably practicable sell all or part of the Deposited Property; and

(c)
after the date of termination, the Depositary shall not pass on dividends or distributions or take any other action in respect of such Deposited Property, except that it shall hold the net proceeds of any such sale, after deducting any sums then due to the Depositary (excluding any sums owed by the Client), together with any other cash then held by it under this Deposit Agreement, without liability for interest, for the pro rata benefit of Holders who have not theretofore surrendered their Depositary Receipts. After any sale in accordance with this Section 19.2, the Depositary shall be discharged from all obligations under this Deposit Agreement and the Depositary Receipts, except its obligation to account to the Holders for such net proceeds and other cash comprising the Deposited Property without interest. For the avoidance of doubt, any obligations of the Client or a Holder to make payments to the Depositary shall survive any termination of this Deposit Agreement or the Depositary Receipts.

19.3
Upon the later of (i) the termination of this Deposit Agreement or (ii) the date of the resignation of Computershare as depositary pursuant to Section 17, Computershare shall, at the cost of the Client, deliver to the Client (or as it may reasonably direct), all documents, papers and other records relating to the Depositary Receipt Register in its possession which are the property of the Client but, for the avoidance of doubt, Computershare shall be entitled to retain copies for the purposes of compliance with applicable regulatory reporting requirements and internal recordkeeping procedures.

19.4
Subject to Section 19.5, should this Deposit Agreement be terminated for any reason where the Client has nominated any Successor Depositary to hold the Deposited Securities, Computershare shall, on the request of the Client, resign in favor of such Successor Depositary in accordance with the terms of this Deposit Agreement within 21 days of the termination of this Deposit Agreement.

19.5
Other than arising from Computershare’s negligence, wilful misconduct or fraud, the Client shall, within 30 days’ of termination or resignation, pay to Computershare, Computershare’s reasonable costs and expenses, including but not limited to reasonable legal fees, properly incurred as a result of any action taken by Computershare under Section 19.1 or 19.4, or as a consequence of such action.

20	AMENDMENT

20.1	All and any of the provisions of this Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement of the Depositary, the Client and Exxaro.

20.2
Notwithstanding Section 20.1, (i) any amendment or supplement which pertains to the indemnification by the Client pursuant to Section 13 or the Fees, or which provides for additional obligations to be performed or undertaken by the Client, shall become effective without the consent of the Holder upon the mutual agreement of the Depositary and the Client and delivery of a notice of such amendment to the Holder and (ii)   in circumstances where an amendment or supplement is required for compliance with any Applicable Legislation, the Depositary may amend or supplement this Deposit Agreement as necessary to ensure compliance with such Applicable Legislation.  Such amendment or supplement to this Deposit Agreement pursuant to clause (ii) shall not require the consent of the Client or the Holder and may become effective before a notice of such amendment or supplement is given to the Client and the Holder or within any other period of time as required for compliance, provided that notice shall be given by or for the Depositary to the Client and the Holder as soon as practicable after the Depositary is made aware that such amendment or supplement is required.

20.3
The Depositary shall not be obliged to have regard to the consequences for the Holders of any proposed amendment or supplement to this Deposit Agreement or the exercise of any power conferred on the Depositary by this Deposit Agreement except to the extent expressly provided in this Deposit Agreement.

21	FURTHER ACKNOWLEDGMENTS

The Holders shall be required and be bound to acknowledge and agree with the Depositary that the Holder shall not cause or endeavor to cause the Depositary, the Custodian or its nominee to make or assert any right or claim whatsoever against the Client or its officers;

22	DISCLOSURE OF OWNERSHIP

22.1	The Depositary may from time to time require from the Holder, including in its capacity as a former or prospective Holder:

(a)
information as to the capacity in which such Holder owns or owned Depositary Receipts and regarding the identity of any other persons then or previously interested in such Depositary Receipts and the nature of such interests; and

(b)
evidence or declaration of nationality or residence of the legal or beneficial owner(s) of Depositary Receipts registered or to be registered in its name and such information as is required for the transfer of the relevant Company Securities to the Holder, and such other information as may be reasonably necessary or desirable for the purposes of this Deposit Agreement or any other agreement or arrangement to which the Holder is party or by which the Holder is bound. The Holder agrees to provide any such information requested by the Client or the Depositary and consents to the disclosure of such information by the Depositary or Custodian to the extent the Depositary or Custodian, acting reasonably, considers it necessary to comply with their respective legal or regulatory obligations.

22.2
To the extent that provisions of or governing any Company Securities, the Articles of Association or Applicable Legislation may require the disclosure to the Client of, or limitations in relation to, beneficial or other ownership of Company Securities or other securities, the Holders of Depositary Receipts shall comply with the Client’s instructions in respect of such disclosure or limitation, as may be forwarded to them from time to time. Holders shall comply with all such disclosure requirements of the Client from time to time and hereby authorize the Depositary to make any such required disclosures although the Depositary is not under any obligation to make any such required disclosures on behalf of the Holders.

22.3
The Depositary and the Custodian may disclose information concerning the Holders, the Client, Company Securities and (if different) the Deposited Property, to its affiliated companies and associates and to sub-custodians and other third party providers of services as may be necessary in connection with its performance of the arrangements described in this Deposit Agreement (including, without limitation, the respective lawyers and accountants for the Depositary and the Custodian).

22.4
Nothing in this Deposit Agreement shall require the Depositary or the Custodian to disclose sensitive information to a Holder, and neither the Depositary nor the Custodian shall be liable to any Holder in respect of Losses incurred in connection with any failure to disclose sensitive information. For the purpose of this Section 22.4, sensitive information shall mean any information:

(A)	that the Depositary or the Custodian receives from the Client (or any person acting on the Client’s behalf) under any obligation of confidence; or

(B)
the disclosure of which in the Depositary’s or the Custodian’s reasonable opinion might amount to a breach of Applicable Legislation or the rules of any market on which Company Securities are listed or traded.

23.	AGREEMENT NOT EXCLUSIVE

Computershare may act as depositary, custodian or registrar for any other party on such terms as it sees fit and shall not be under any duty to disclose to the Client any matter of which it may become aware in the performance of such duties or of which it may become aware in any capacity other than in providing the Services under this Deposit Agreement.

24.	NOTICES

Any notice or communication by Computershare or Client to the other pursuant to this Deposit Agreement is duly given if in writing and delivered in person or sent by overnight delivery service or first class mail, postage prepaid, or by e-mail or other electronic communication (such contact details to be agreed by the party to be notified) when received in a legible form, to the other’s address:

If to Client:

Tronox Holdings Plc
3rd Floor, 25 Bury Street,
London, SW1Y 2AL
Attn: General Counsel

If to Computershare:

Computershare Trust Company, N.A.
250 Royall Street
Canton, MA 02021
Attn: General Counsel

If to Exxaro:
Exxaro Resources Limited
Roger Dyason Road
Pretoria West, 0183, South Africa
Attn: Riaan Koppeschaar

Any alteration in the details of a party entitled to receive notice hereunder shall, to have effect, be notified to the other parties in accordance with this Section.

25.	COPIES OF DEPOSIT AGREEMENT

A Holder shall be entitled to one copy of this Deposit Agreement upon payment of a reasonable copying charge upon written request made to the Depositary.

26.	FORCE MAJEURE

26.1
Neither the Depositary, the Client nor Exxaro shall be responsible to the other or to the Holders for delays or failure to perform any of its obligations under the terms of this Deposit Agreement resulting from acts beyond the reasonable control of such party.  Such acts shall include, but not be limited to, acts of God, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strikes, lockout, riots, acts of war, civil unrest, revolutions, rebellions, explosions, epidemics, governmental regulations, communication line failures, power failure, earthquakes or other disasters, or any failure or breakdown of any computer facilities.

27.	ASSIGNMENT

27.1
Computershare may not assign this Deposit Agreement or any rights, benefits or, subject to the Depositary’s rights to appoint agents hereunder, obligations under the terms of this Deposit Agreement without the prior written consent of the Client or Exxaro.

27.2
Neither the Client nor Exxaro may assign this Deposit Agreement or any rights, benefits or obligations under the terms of this Deposit Agreement without the prior written consent of the other Parties hereto.

28.	NO PARTNERSHIP

Nothing contained in this Deposit Agreement shall constitute or be deemed to constitute a partnership between Computershare and any other party, and Computershare shall not be, or construed to be, the agent of any other party for any purpose or to have any authority to bind or incur any liability on behalf of any other party, save as otherwise expressly provided in this Deposit Agreement.

29.	NO WAIVER

The waiver by any party of a breach or default of any of the provisions of this Deposit Agreement by any other party shall not be construed as a waiver of any succeeding breach of the same or other provisions nor shall any delay or omission on the part of any party to avail itself of any right, power or privilege that it has or may have under this Deposit Agreement operate as a waiver of any breach or default by any other party.

30.	INVALIDITY AND SEVERABILITY

If any provision of this Deposit Agreement or any part of any such provision is held to be invalid, unlawful or unenforceable, such provision or part (as the case may be) shall be ineffective only to the extent of such invalidity, unlawfulness or unenforceability and shall not prejudice or affect the remainder of such provision or any other provision of this Deposit Agreement.

31.	VARIATION

Except as provided in Section 20, variation to, or modification, amendment or abrogation of this Deposit Agreement shall not be of any effect unless it is in writing and signed by the Parties.

32.	ENTIRE AGREEMENT

This Deposit Agreement constitutes the whole and only agreement between the Parties relating to the Services and save to the extent repeated in this Deposit Agreement, and the other agreements and documents referred to in this Deposit Agreement, supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever and all other terms, conditions, indemnities and warranties, whether express or implied, statutory or otherwise, and all representations (save in respect of fraudulent misrepresentations) whether made orally or in writing are excluded.

33.	NO THIRD PARTY BENEFICIARIES

THIS DEPOSIT AGREEMENT IS FOR THE EXCLUSIVE BENEFIT OF COMPUTERSHARE, THE CLIENT, THE HOLDERS, AND THEIR RESPECTIVE SUCCESSORS HEREUNDER, AND SHALL NOT GIVE ANY LEGAL OR EQUITABLE RIGHT, REMEDY OR CLAIM WHATSOEVER TO ANY OTHER PERSON, EXCEPT AS EXPRESSLY PROVIDED IN SECTIONS 13.1 AND 14.1 AND EXCEPT FOR PROVISIONS HEREOF THAT EXPRESSLY PROVIDE A RIGHT OR BENEFIT TO THE CUSTODIAN. IF A BENEFIT IS CONFERRED ON ANY THIRD PARTY IN ACCORDANCE WITH THIS SECTION, THE PARTIES MAY RESCIND OR VARY ANY TERM OF THIS DEPOSIT AGREEMENT WITHOUT THE CONSENT OF THE THIRD PARTY AT ALL TIMES. IN NO EVENT SHALL THE CONSENT OF ANY THIRD PARTY BE REQUIRED FOR ANY AMENDMENT, MODIFICATION AND/OR CHANGE TO THIS DEPOSIT AGREEMENT.

34.	GOVERNING LAW; JURISDICTION

34.1
This Deposit Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.  The Parties and all Holders irrevocably (a) submit to the non-exclusive jurisdiction of any New York State court sitting in New York City or the U.S. District Court for the Southern District of New York in any legal suit, action or proceeding arising out of or relating to this Deposit Agreement, (b) waive, to the fullest extent they may effectively do so (but without waiving any rights the parties may have under the Securities Act), any defense based on inconvenient forum, improper venue or lack of jurisdiction to the maintenance of any such legal suit, action or proceeding, and (c) waive all right to trial by jury in any legal suit, action, proceeding or counterclaim arising out of this Deposit Agreement or the transactions contemplated hereby. The Client also irrevocably agrees that any legal suit, action or proceeding against Computershare brought by the Client, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a New York State court sitting in New York County or the U.S. District Court for the Southern District of New York. Notwithstanding the foregoing, any judgment may be enforced in any competent court in the United Kingdom or the United States.

34.2
For the benefit of the Depositary, each Holder irrevocably agrees by holding a Depositary Receipt or an interest therein, that any legal suit, action or proceeding against or involving Computershare, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a New York State court sitting in New York County or the U.S. District Court for the Southern District of New York, and by holding a Depositary Receipt or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

34.3
The submission to the jurisdiction of the courts referred to in Section 34.2 shall not (and shall not be construed so as to) limit the rights of the Depositary to take Proceedings against any Holder in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdictions, whether concurrently or not.

35.	COUNTERPARTS

This Deposit Agreement may be executed by the Parties on separate counterparts; each of which shall constitute an original, but both counterparts shall together constitute one and the same instrument. A signature to this Deposit Agreement executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

IN WITNESS WHEREOF this Deposit Agreement is executed as of the date indicated above.

Executed for and on behalf of	/s/ Dennis V. Moccia
COMPUTERSHARE TRUST COMPANY, N.A.
Name: Dennis V. Moccia
Title: Manager, Contract Administration

Executed for and on behalf of	/s/ Steven Kaye
TRONOX HOLDINGS PLC
Name: Steven Kaye
Title: Director

Executed for and on behalf of	/s/ P. A. Koppeschaar
EXXARO RESOURCES LIMITED
Name: P. A. Koppeschaar
Title: Finance Director